                                                                Exhibit 17(f)


                             THE ARCH FUND(R), INC.

                    THE ARCH TREASURY MONEY MARKET PORTFOLIO
                        THE ARCH MONEY MARKET PORTFOLIO
                   THE ARCH TAX-EXEMPT MONEY MARKET PORTFOLIO
                 THE ARCH U.S. GOVERNMENT SECURITIES PORTFOLIO
                 THE ARCH INTERMEDIATE CORPORATE BOND PORTFOLIO
                         THE ARCH BOND INDEX PORTFOLIO
                 THE ARCH GOVERNMENT & CORPORATE BOND PORTFOLIO
                THE ARCH SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO
                  THE ARCH MISSOURI TAX-EXEMPT BOND PORTFOLIO
                   THE ARCH NATIONAL MUNICIPAL BOND PORTFOLIO
                        THE ARCH EQUITY INCOME PORTFOLIO
                        THE ARCH EQUITY INDEX PORTFOLIO
                   THE ARCH GROWTH & INCOME EQUITY PORTFOLIO
                      THE ARCH SMALL CAP EQUITY PORTFOLIO
                    THE ARCH INTERNATIONAL EQUITY PORTFOLIO
                          THE ARCH BALANCED PORTFOLIO


                      Statement of Additional Information

                                     Part B


                                March 31, 1997
                          (as revised May 28, 1997)

                              THE ARCH FUND, INC.

                      Statement of Additional Information

                                      for

                    The ARCH Treasury Money Market Portfolio
                        The ARCH Money Market Portfolio
                   The ARCH Tax-Exempt Money Market Portfolio
                 The ARCH U.S. Government Securities Portfolio
                 The ARCH Intermediate Corporate Bond Portfolio
                         The ARCH Bond Index Portfolio
                 The ARCH Government & Corporate Bond Portfolio
                The ARCH Short-Intermediate Municipal Portfolio
                  The ARCH Missouri Tax-Exempt Bond Portfolio
                   The ARCH National Municipal Bond Portfolio
                        The ARCH Equity Income Portfolio
                        The ARCH Equity Index Portfolio
                   The ARCH Growth & Income Equity Portfolio
                      The ARCH Small Cap Equity Portfolio
                    The ARCH International Equity Portfolio
                          The ARCH Balanced Portfolio


                                 March 31, 1997
                          (as revised May 28, 1997)


                              TABLE OF CONTENTS

                                                                                   Page
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
Investment Objectives and Policies  . . . . . . . . . . . . . . . . . . . . .         1
Net Asset Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39
Additional Purchase and Redemption Information  . . . . . . . . . . . . . . .        41
Additional Yield and Total Return Information . . . . . . . . . . . . . . . .        44
Description of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .        59
Additional Information Concerning Taxes . . . . . . . . . . . . . . . . . . .        61
Management of the Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . .        68
Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        88
Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        88
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        88
Appendix A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       A-1
Appendix B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       B-1
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      FS-1



This Statement of Additional Information, which provides supplemental information applicable to the above-listed Portfolios of The ARCH Fund, Inc. (the "Portfolios"), is not a prospectus. It should be read only in conjunction with the Portfolios' Prospectuses dated March 31, 1997 (as revised May 28, 1997 with respect to the Prospectuses for Trust Shares and Investor A and Investor B shares of the Portfolios) and is incorporated by reference in its entirety into the Prospectuses. No investment in shares of any Portfolio should be made without reading the applicable Prospectus. A copy of the applicable Prospectus may be obtained by writing the Fund at P.O. Box 78069, St. Louis Missouri 63178 or by calling 1-800-452-ARCH(2724). Capitalized terms used but not defined herein have the same meanings as in each Prospectus.



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                                    THE FUND

                 The ARCH Fund, Inc. (the "Fund") is an open-end investment company currently offering fifty-four classes of shares in sixteen investment portfolios.

                 The Fund was organized on September 9, 1982 as a Maryland corporation. The ARCH Tax-Exempt Money Market Portfolio (the "Predecessor Tax-Exempt Money Market Portfolio") and the ARCH Missouri Tax Exempt Bond Portfolio (the "Predecessor Missouri Tax-Exempt Bond Portfolio") commenced operations on July 10, 1986 and July 15, 1988, respectively, as separate investment portfolios of The ARCH Tax-Exempt Trust, which was organized as a Massachusetts business trust. On October 2, 1995, the Predecessor Tax-Exempt Money Market Portfolio and the Predecessor Missouri Tax-Exempt Bond Portfolio were reorganized as new portfolios of the Fund. Prior to the reorganization, these Predecessor Portfolios offered and sold shares of beneficial interest that were similar to the Fund's Trust Shares, Investor A Shares and Investor B Shares.


                       INVESTMENT OBJECTIVES AND POLICIES

                 The following policies supplement the description of the investment objectives and policies of the Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios (the "Money Market Portfolios") and the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity (formerly Emerging Growth), International Equity and Balanced Portfolios (the "Bond and Equity Portfolios") described in the Prospectuses.

TREASURY MONEY MARKET PORTFOLIO

                 The Adviser makes investment decisions with respect to the Treasury Money Market Portfolio in accordance with the SEC's rules and regulations for money market funds.

                 STATE EXEMPTIONS AND U.S. GOVERNMENT OBLIGATIONS. As stated in the Prospectuses, the Treasury Money Market Portfolio invests primarily in selected U.S. Government (and certain agency and instrumentality) obligations, the income from which is generally exempt from state income tax. In addition, investments in certain of these obligations are, or may be, exempt from your state's income tax. For a current list of the types of investments that are and are not exempt from your state's income tax, please consult your tax adviser or write to your state's Department of Revenue.

MONEY MARKET PORTFOLIO

                 The Adviser makes investment decisions with respect to the Money Market Portfolio in accordance with the SEC's rules and regulations for money market funds.

                 COMMERCIAL PAPER, BANKERS' ACCEPTANCES, CERTIFICATES OF DEPOSIT AND TIME DEPOSITS. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

                 As stated in the Prospectuses, the Money Market Portfolio may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations may include Eurodollar Certificates of Deposit ("ECDs") which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs") which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs") which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit ("Yankee CDs") which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs") which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a foreign bank and held in the United States.

TAX-EXEMPT MONEY MARKET PORTFOLIO

                 The Adviser makes investment decisions with respect to the Tax-Exempt Money Market Portfolio in accordance with the SEC's rules and regulations for money market funds.


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U.S. GOVERNMENT SECURITIES PORTFOLIO

                 The U.S. Government Securities Portfolio may invest in certificates issued by government-backed trusts. Such certificates represent an undivided fractional interest in the respective government-backed trust's assets. The assets of each government-backed trust consist of (i) a promissory note issued by a foreign government (the "Note"), (ii) a guaranty by the U.S. Government, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all principal and interest due on such Note, and (iii) a beneficial interest in a government securities trust holding U.S. Treasury bills, notes and other direct obligations of the U.S. Treasury sufficient to provide the Portfolio with funds in an amount equal to at least 10% of all principal and interest payments due on the Note.

INTERMEDIATE CORPORATE BOND PORTFOLIO

                 An increase in interest rates will generally reduce the value of the investments in the Intermediate Corporate Bond Portfolio, and a decline in interest rates will generally increase the value of those investments. Depending upon the prevailing market conditions, the Adviser may purchase debt securities at a discount from face value, which produces a yield greater than the coupon rate. Conversely, if debt securities are purchased at a premium over face value, the yield will be lower than the coupon rate. In response to changing conditions in fixed-income markets, the Portfolio may make modest shifts in terms of anticipated interest rate and sector spread changes.

BOND INDEX PORTFOLIO

                 As stated in the Prospectuses, the investment objective of the Bond Index Portfolio is to seek to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed, and corporate securities, as represented by the Lehman Brothers Aggregate Bond Index.

                 THE INDEXING APPROACH. In using sophisticated computer models to select securities, each of the Bond Index and Equity Index Portfolios will only purchase a security that is included in its respective index at the time of such purchase. Each Portfolio may, however, temporarily continue to hold a security that has been deleted from its respective index pending the rebalancing of the Portfolio's holdings.

                 The value of the fixed income investments of the Bond Index Portfolio is generally sensitive to changes in interest rates. (See "Investment Objectives and Policies -- Intermediate

Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes).

GOVERNMENT & CORPORATE BOND PORTFOLIO

                 The value of the fixed income investments of the Government and Corporate Bond Portfolio is generally sensitive to changes in interest rates. (See "Investment Objectives and Policies -- Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes).

SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO

                 The Municipal Obligations in which the Short-Intermediate Municipal Portfolio may invest are rated "investment grade" (e.g., fixed income securities rated at the time of purchase in the four highest categories by Rating Agencies or deemed comparable). The value of the Municipal Obligations held by the Portfolio is generally sensitive to changes in interest rates.
(See "Investment Objectives and Policies -- Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes.)

MISSOURI TAX-EXEMPT BOND PORTFOLIO

                 The Municipal Obligations in which the Missouri Tax-Exempt Bond Portfolio may invest are rated "investment grade." (See "Investment Objectives and Policies -- Short-Intermediate Municipal Portfolio" above for a description of investment grade securities.) The value of the Municipal Obligations held by the Portfolio is generally sensitive to changes in interest rates. (See "Investment Objectives and Policies -- Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes.)

NATIONAL MUNICIPAL BOND PORTFOLIO

                 The Municipal Obligations in which the National Municipal Bond Portfolio may invest are rated "investment grade." (See "Investment Objectives and Policies - Short-Intermediate Municipal Portfolio" above for a description of investment grade securities.) The value of the Portfolio's securities is generally sensitive to changes in interest rates. (See "Investment Objectives and Policies - Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes.)


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
EQUITY INCOME PORTFOLIO

                 The Equity Income Portfolio will not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations.

EQUITY INDEX PORTFOLIO

                 As stated in the Prospectuses, the investment objective of the Equity Index Portfolio is to seek to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations as represented by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500"). (See "Investment Objectives and Policies - Bond Index Portfolio" above for a description of index investing.)

GROWTH & INCOME EQUITY PORTFOLIO

                 The Growth & Income Equity Portfolio will not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations.

                 As stated in the Prospectuses, the Portfolio may participate in rights offerings and purchase warrants. The Portfolio will not invest more than 5% of its net assets, taken at market value, in warrants.

SMALL CAP EQUITY PORTFOLIO

                 As stated in the Prospectuses, the Small Cap Equity Portfolio may participate in rights offerings and purchase warrants. The Portfolio will not invest more than 5% of its net assets, taken at market value, in warrants.

INTERNATIONAL EQUITY PORTFOLIO

                 The International Equity Portfolio will not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations.

                 As stated in the Prospectuses, the Portfolio may participate in rights offerings and purchase warrants. The Portfolio will not invest more than 5% of its net assets, taken at market value, in warrants. Warrants acquired by the Portfolio in units or attached to other securities are not subject to this restriction.


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BALANCED PORTFOLIO

                 The fixed-income securities in which the Balanced Portfolio may invest are rated "investment grade" (see "Investment Objectives and Policies - Short-Intermediate Municipal Portfolio above for a description of investment grade securities). The Portfolio will not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations.

                 The value of the fixed income investments of the Balanced Portfolio is generally sensitive to changes in interest rates. (See "Investment Objectives and Policies -- Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes). The Portfolio may also participate in rights offerings and purchase warrants.

                                  *     *    *

                 The following policies supplement the description of the Portfolios' investment objectives and policies in the Prospectuses.

OTHER APPLICABLE INVESTMENT POLICIES

                 MUNICIPAL OBLIGATIONS. As described in their Prospectuses and subject to their respective investment limitations, the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios (the "Tax-Exempt Portfolios") may invest in Municipal Obligations. Municipal Obligations include debt obligations issued by governmental entities which obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities.

                 As described in the Prospectuses, the two principal classifications of Municipal Obligations consist of "general obligation" and "revenue" issues. In addition, the Tax-Exempt Portfolios may purchase "moral obligation" issues, which are normally issued by special purpose authorities. There are, of course, variations in the quality of Municipal Obligations both within a particular classification and between classifications, and the yields on Municipal Obligations depend upon a variety of factors, including general conditions of the money market and/or the municipal bond market, the financial condition of the issuer, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of Rating Agencies, such as Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P"), represent their opinions as to the quality of Municipal Obligations. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Obligations with the same maturity, interest rate and rating may have different yields while Municipal Obligations of the same maturity and interest rate with different ratings may have the same yield.

                 The Tax-Exempt Portfolios may also purchase Municipal Obligations in the form of certificates of participation which represent undivided interests in lease payments by a governmental or nonprofit entity.
A lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they become due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In addition, certificates of participation are less liquid than other bonds because there is a limited secondary trading market for such obligations. To alleviate potential liquidity problems with respect to these investments, a Portfolio may enter into remarketing agreements which may provide that the seller or a third party will repurchase the obligation within seven days after demand by the Portfolio and upon certain conditions such as the Portfolio's payment of a fee.

                 The payment of principal and interest on most securities purchased by a Tax-Exempt Portfolio will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its Municipal Obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal bankruptcy code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Obligations may be materially adversely affected by litigation or other conditions. The District of Columbia, each state, each of their political subdivisions, agencies, instrumentalities and authorities and each multi-state agency of which a state is a member is a separate "issuer" as that term is used in this Statement of Additional Information and the Prospectuses. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer."

                 Each Tax-Exempt Portfolio may also purchase general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other
tax-exempt loans.   Such


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instruments are issued in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues.

                 Certain types of Municipal Obligations (private activity bonds) have been or are issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities. Furthermore, payment of principal and interest on Municipal Obligations of certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of the mortgages or deeds of trust will be subject to statutory enforcement procedures and limitations, including rights of redemption and limitations on obtaining deficiency judgments. In the event of a foreclosure, collection of the proceeds of the foreclosure may be delayed, and the amount of proceeds from the foreclosure may not be sufficient to pay the principal of and accrued interest on the defaulted Municipal Obligations.

                 From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Obligations. For example, the Tax Reform Act of 1986 (the "Act"), adopted in October 1986, substantially revised provisions of prior law affecting the issuance and use of proceeds of certain tax-exempt obligations. The Act made a new definition of private activity bonds applicable to many types of bonds, including those which were industrial development bonds under prior law. Interest on private activity bonds is exempt from regular federal income tax only if the bonds fall within and meet the requirements of certain defined categories of qualified private activity bonds. The Act also extended to all Municipal Obligations issued after August 16, 1986 (August 31, 1986 in the case of certain bonds) certain rules formerly applicable only to industrial development bonds. If the issuer fails to observe such rules, the interest on the Municipal Obligations may become taxable retroactive to the date of issue. In addition, interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. (See the applicable Prospectus under "Taxes - Federal Taxes.") Moreover, with


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
respect to Missouri Obligations, the Fund cannot predict what legislation, if any, may be proposed in the Missouri Legislature relating to the status of the Missouri income tax on interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might adversely affect the availability of Municipal Obligations generally, or Missouri Obligations specifically, for investment by a Portfolio and the liquidity and value of a Portfolio's assets. In such an event, each Portfolio would reevaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

                 As stated in the Prospectuses and subject to its investment policies, the Money Market Portfolio may also invest in Municipal Obligations. Dividends paid by the Money Market Portfolio that are derived from interest on Municipal Obligations would be taxable to its shareholders for federal income tax purposes.

                 VARIABLE AND FLOATING RATE INSTRUMENTS. Subject to their respective investment limitations, each Portfolio may purchase variable and floating rate obligations as described in the Prospectuses. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such obligations and, for obligations subject to a demand feature, will monitor their financial status to meet payment on demand. The Money Market Portfolios and the International Equity Portfolio will invest in such instruments only when the Adviser believes that any risk of loss due to issuer default is minimal. In determining average weighted portfolio maturity, a variable or floating rate instrument issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or a variable or floating rate instrument scheduled on its face to be paid in 397 days or less, will be deemed to have a maturity equal to the period remaining until the obligation's next interest rate adjustment. Other variable or floating rate notes will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time the Portfolio can recover payment of principal as specified in the instrument.

                 Variable or floating rate obligations held by the Money Market Portfolios may have maturities of more than 397 days provided that: (i) the Portfolio is entitled to payment of principal at any time upon not more than 30 days' notice or at specified intervals not exceeding 397 days (upon not more than 30 days' notice); (ii) the rate of interest on a variable rate instrument is adjusted automatically on set dates not exceeding 397 days, and the instrument, upon adjustment, can reasonably be expected to have a market value that approximates its par value; and (iii) the rate of interest on a floating rate instrument is adjusted automatically whenever a specified interest rate changes and the instrument, at any time, can reasonably be expected to have a market value that approximates its par value.

                 The variable and floating rate demand instruments that the Tax-Exempt Portfolios may purchase include participations in Municipal Obligations purchased from and owned by financial institutions, primarily banks. Participation interests provide a Portfolio with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed thirty days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the Adviser has determined meets the prescribed quality standards for the Portfolio. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment.

                 RESTRICTED SECURITIES. The SEC has adopted Rule 144A which allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. The International Equity Portfolio will not invest more than 10% of its total assets in the securities of issuers which are restricted as to disposition, other than restricted securities eligible for resale pursuant to Rule 144A.

                 The Adviser or Sub-Adviser monitors the liquidity of restricted securities in the Fund's Portfolios under the supervision of the Board of Directors. In reaching liquidity decisions, the Adviser and Sub-Adviser may consider the following factors, although such factors may not necessarily be determinative: (1) the unregistered nature of a security; (2) the frequency of trades and quotes for the security; (3) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (4) the trading markets for the security; (5) dealer undertakings to make a market in the security; and (6) the nature of the security and the nature of the marketplace trades (including the time needed to dispose of the security, methods of soliciting offers, and mechanics of transfer).

                 CONVERTIBLE SECURITIES. As stated in their Prospectuses and subject to their respective investment limitations, the Equity and Bond Portfolios (other than the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios) may purchase convertible securities. Convertible securities entitle the holder to receive interest paid or accrued on debt until the convertible securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

                 In selecting convertible securities for a Portfolio, the Adviser (or Sub-Adviser) will consider, among other factors, its evaluation of the creditworthiness of the issuers of the securities; the interest or dividend income generated by the securities; the potential for capital appreciation of the securities and the underlying stocks; the prices of the securities relative to other comparable securities and to the benefits of sinking funds or other protective conditions; diversification of the Portfolio as to issuers; and whether the securities are rated by Ratings Agencies and, if so, the ratings assigned.

                 The value of convertible securities is a function of their investment value (determined by yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and their conversion value (their worth, at market value, if converted into the underlying stock). The investment value of convertible securities is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline, and by the credit standing of the issuer and other factors. The conversion value of convertible securities is determined by the market price of the underlying stock. If the conversion value is low relative to the investment value, the price of the convertible securities is governed principally by their investment value. To the extent the market price of the underlying stock approaches or exceeds the conversion price, the price of the convertible securities will be increasingly influenced by their conversion value. In addition, convertible securities generally sell at a premium over their conversion value determined by the extent to which investors place value on the right to acquire the underlying stock while holding fixed income securities.

                 RIGHTS AND WARRANTS. As stated in the Prospectuses, the Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios (the "Equity Portfolios") may participate in rights offerings and purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Portfolios could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights' or warrants' expiration. Also, the purchase of rights or warrants involves the risk that the effective price paid for the right or warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security. The Portfolios will not invest more than 5% of their respective net assets, taken at market value, in warrants, or more than 2% of their respective net assets, taken at market value, in warrants not listed on the New York, American or Canadian Stock Exchanges. Warrants acquired by the Portfolios in units or attached to other securities are not subject to this restriction.

         STAND-BY COMMITMENTS. As described in their Prospectuses and subject to their respective investment limitations, the Tax-Exempt Portfolios may acquire "stand-by commitments" with respect to Municipal Obligations held by a Portfolio. Under a stand-by commitment, a dealer or bank agrees to purchase from a Portfolio, at the Portfolio's option, specified Municipal Obligations at their amortized cost value to the Portfolio plus accrued interest, if any. Standby commitments acquired by a Portfolio must meet the quality standards described in the Prospectuses (be rated in the two highest categories as determined by a Rating Agency, or, if not rated, must be of comparable quality as determined by the Adviser pursuant to guidelines approved by the Fund's Board of Directors). Stand-by commitments are exercisable by a Portfolio at any time before the maturity of the underlying Municipal Obligations and may be sold, transferred or assigned by the Portfolio only with the underlying instruments. The Missouri Tax-Exempt Bond Portfolio expects that its investments in stand-by commitments will not exceed 5% of the value of its total assets under normal market conditions.

         The Fund expects that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Tax-Exempt Portfolio may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities).

         The Tax-Exempt Portfolios intend to enter into stand-by commitments only with dealers, banks and broker-dealers which, in the Adviser's opinion, present minimal credit risks. A Portfolio's reliance upon the credit of these dealers, banks and broker-dealers will be secured by the value of the underlying Municipal Obligations that are subject to the commitment. In evaluating the creditworthiness of the issuer of a stand-by commitment, the Adviser will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

         Each Tax-Exempt Portfolio will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments acquired by a Portfolio would be valued at zero in determining net asset value. The acquisition of a "stand-by commitment" by the Tax-Exempt Money Market Portfolio would thus not affect the valuation or assumed maturity of the underlying Municipal Obligations, which would continue to be valued in accordance with the amortized cost method. Where a Portfolio paid any consideration directly or indirectly for a stand-by commitment, its cost would be reflected as unrealized depreciation for the period during which the commitment was held by the Portfolio. If a stand-by commitment is exercised, its cost will reduce the amount realized on the sale of the Municipal Obligations for purposes of determining the amount of gain or loss. If a stand-by commitment expires unexercised, its cost is added to the basis of the security to which it relates in those instances where the stand-by commitment was acquired on the same day as the bond, and in other cases will be treated as a capital loss at the time of expiration. Stand-by commitments would not affect the average weighted maturity of a Portfolio.

         TAX-EXEMPT DERIVATIVES. As described in their Prospectuses and subject to their respective investment limitations, the Tax-Exempt Portfolios may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. A number of different structures have been used.
For example, interests in long-term fixed-rate Municipal Obligations, held by a bank as trustee or custodian, are coupled with tender option, demand and other features when the tax-exempt derivatives are created. Together, these features entitle the holder of the interest to tender (or put), the underlying Municipal Obligation to a third party at periodic intervals and to receive the principal amount thereof. In some cases, Municipal Obligations are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying municipal securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying Municipal Obligation at its face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, coupled with the tender option, to trade at par on the date of a rate adjustment. The Portfolios may hold tax-exempt derivatives, such as participation interests and custodial receipts, for Municipal Obligations which give the holder the right to receive payment of principal subject to the conditions described above. The Internal Revenue Service has not ruled on whether the interest received on tax-exempt derivatives in the form of participation interests or custodial receipts is tax-exempt, and accordingly, purchases of any such interests or receipts are based on the opinion of counsel to the sponsors of such derivative securities. Neither the Fund nor the Adviser will review the proceedings related to the creation of any tax-exempt derivatives or the basis for such opinions.

         U.S. GOVERNMENT OBLIGATIONS. Examples of the types of U.S.
Government obligations that may be held by the Portfolios, subject to their respective investment policies, include, in addition to U.S. Treasury bills, the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Maritime Administration, Resolution Trust Corporation, and International Bank for Reconstruction and Development.

         Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

         STRIPPED U.S. GOVERNMENT OBLIGATIONS. As described in the
Prospectuses and subject to their respective investment policies, each Portfolio, except the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and Equity Index Portfolios, may hold stripped U.S. Treasury securities, including (1) coupons that have been stripped from U.S. Treasury bonds, which are held through the Federal Reserve Bank's book-entry system called "Separate Trading of Registered Interest and Principal of Securities" ("STRIPS") or (2) through a program entitled "Coupon Under Book-Entry Safekeeping" ("CUBES"). Each Portfolio (except the Treasury Money Market, Tax-Exempt Money Market, U.S. Government Securities, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index and International Equity Portfolios) may also acquire U.S. Government obligations and their unmatured interest coupons that have been stripped by a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. Government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRS") and "Certificates of Accrual on Treasury Securities" ("CATS"). Such securities may not be as liquid as STRIPS and CUBES and are not viewed by the staff of the SEC as U.S. Government securities for purposes of the 1940 Act.

         The stripped coupons are sold separately from the underlying principal, which is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. Purchasers of stripped principal-only securities acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury Department sells itself. In the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder), the underlying U.S. Treasury bonds and notes themselves are held in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of the U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities, such as the Portfolios, most likely will be deemed the beneficial holders of the underlying U.S. Government obligations for federal tax and security purposes.

         The U.S. Government does not issue stripped Treasury securities directly. The STRIPS program, which is ongoing, is designed to facilitate the secondary market in the stripping of selected U.S. Treasury notes and bonds into separate interest and principal components. Under the program, the U.S. Treasury continues to sell its notes and bonds through its customary auction process. A purchaser of those specified notes and bonds who has access to a book-entry account at a Federal Reserve bank, however, may separate the Treasury notes and bonds into interest and principal components. The selected Treasury securities thereafter may be maintained in the book-entry system operated by the Federal Reserve in a manner that permits the separate trading and ownership of the interest and principal payments.

         For custodial receipts, the underlying debt obligations are held separate from the general assets of the custodian and nominal holder of such securities, and are not subject to any right, charge, security interest, lien or claim of any kind in favor of or against the custodian or any person claiming through the custodian. The custodian is also responsible for applying all payments received on those underlying debt obligations to the related receipts or certificates without making any deductions other than applicable tax withholding. The custodian is required to maintain insurance for the protection of holders of receipts or certificates in customary amounts against losses resulting from the custody arrangement due to dishonest or fraudulent action by the custodian's employees. The holders of receipts or certificates, as the real parties in interest, are entitled to the rights and privileges of the underlying debt obligations, including the right, in the event of default in payment of principal or interest, to proceed individually against the issuer without acting in concert with other holders of those receipts or certificates or the custodian.

         SECURITIES LENDING. As described in the Prospectuses, each Portfolio (except the Treasury Money Market, Money Market, Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) may lend its portfolio securities to broker-dealers, banks or institutional borrowers. While these Portfolios would not have the right to vote securities on loan, each Portfolio intends to terminate the loan and regain the right to vote should this be considered important with respect to the investment. When the Portfolios lend their securities, they continue to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral which will be invested in readily marketable, high quality, short-term obligations. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur.

         Securities lending arrangements with broker/dealers require that the loans be secured by the collateral equal in value to at least the market value of the securities loaned. During the term of such arrangements, the Portfolios will maintain such value by the daily marking-to-market of the collateral.

         SECURITIES OF OTHER INVESTMENT COMPANIES. As described in the applicable Prospectuses, the Portfolios intend to limit investments in securities issued by other investment companies within the limits prescribed by the 1940 Act. Each Portfolio currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio; and (d) not more than 10% of the outstanding voting stock of any one investment company will be owned in the aggregate by the Portfolios and other investment companies advised by the Adviser.

         ASSET-BACKED SECURITIES. Subject to their respective investment policies, the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond and Balanced Portfolios may purchase asset-backed securities, as described in the Prospectuses. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and for this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely.

         There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-backed securities and among the securities that they issue. Mortgage-backed securities guaranteed by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation with the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by the FNMA include FNMA Guaranteed Mortgage Pass-through Certificates (also known as "Fannie Maes") which are solely the obligations of the FNMA and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of the principal and interest by FNMA. Mortgage-backed securities issued by the FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

         Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

         WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS. When a Portfolio agrees to purchase securities on a when-issued or forward commitment basis, the Custodian (or sub-custodian) will maintain in a segregated account cash, U.S. Government securities, liquid portfolio securities or other high-grade debt obligations having a value (determined daily) at least equal to the amount of the Portfolio's commitments. In the case of a forward commitment to sell portfolio securities, the Custodian (or sub-custodian) will hold the portfolio securities themselves in a segregated account while the commitment is outstanding. These procedures are designed to ensure that a Portfolio will maintain sufficient assets at all times to cover is obligations under when-issued purchases and forward commitments.

         A Portfolio will make commitments to purchase securities on a when-issued basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Portfolio may dispose of or renegotiate a commitment after it is entered into and may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. In these cases, the Portfolio may realize a capital gain or loss.

         When a Portfolio engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

         The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining a Portfolio's net asset value starting on the day the Portfolio agrees to purchase the securities. The Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When a Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Portfolio's assets, and fluctuations in the value of the underlying securities are not reflected in the Portfolio's net asset value as long as the commitment remains in effect.

         Because the Portfolios will each set aside cash or liquid assets to satisfy its purchase commitments in the manner described, a Portfolio's liquidity and ability to manage its portfolio might be affected in the event its commitments to purchase securities on a when-issued or forward commitment basis ever exceeded 25% of the value of its total assets. The National Municipal Bond Portfolio expects that commitments to purchase when-issued securities will not exceed 5% of its total assets under normal market conditions.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. The International
Equity Portfolio is authorized to enter into forward foreign currency exchange contracts. These contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Portfolio to establish a rate of exchange for a future point in time. The Portfolio may enter into forward foreign currency exchange contracts when deemed advisable by their investment adviser under two circumstances.

         When entering into a contract for the purchase or sale of a security, the International Equity Portfolio may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations in the value of the foreign currency relative to the U.S. dollar or other foreign currency between the date the security is purchased or sold and the date on which payment is made or received.

         When the Sub-Adviser anticipates that a particular foreign currency may decline substantially relative to the U.S. dollar or other leading currencies, in order to reduce risk, the International Equity Portfolio may enter into a forward contract to sell, for a fixed amount, the amount of foreign currency approximating the value of some or all of the Portfolio's securities denominated in such foreign currency. The Portfolio does not intend to enter into forward contracts under this second circumstance on a regular or continuing basis. The Portfolio will not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency. While forward contracts may offer protection from losses resulting from declines in the value of a particular foreign currency, they also limit potential gains which might result from increases in the value of such currency. Furthermore, forward foreign currency exchange contracts do not eliminate fluctuations in the underlying prices of securities. In addition, the Portfolio will incur costs in connection with forward foreign currency exchange contracts and conversions of foreign currencies and U.S. dollars.

         The Fund's Custodian will place in a separate account of the International Equity Portfolio cash or liquid securities in an amount equal to the value of the Portfolio's assets that could be required to consummate forward contracts entered into under the second circumstance, as set forth above. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio.

         At the maturity of a forward contract, the International
Equity Portfolio may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

         It is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the contract. Accordingly, it may be necessary for the International Equity Portfolio to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver.

         If the International Equity Portfolio retains the portfolio security and engages in an offsetting transaction, it will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline between the date the Fund enters into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, it will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Portfolio will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell. For a discussion of the Federal tax treatment of forward contracts, see "Additional Information Concerning Taxes -- Taxation of Certain Financial Instruments."

         OPTIONS TRADING. As described in the Prospectuses, each of the Equity and Bond Portfolios (except the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios) may purchase put and call options listed on a national securities exchange and issued by the Options Clearing Corporation in an amount not exceeding 10% of that Portfolio's net assets. The International Equity Portfolio will not invest more than 5% of its total assets in initial margin deposits and premiums (including without limitation, puts, calls, straddles and spreads) and any combination thereof. Options trading is a specialized activity which entails greater than ordinary investment risks. Regardless of how much the market price of the underlying security or index increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than the underlying securities, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities. A listed call option gives the purchaser of the option the right to buy from a clearing corporation, and a writer has the obligation to sell to the clearing corporation, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A listed put option gives the purchaser the right to sell to a clearing corporation the underlying security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. In contrast to an option on a particular security, an option on a stock or bond index provides the holder with the right to make or receive a cash settlement upon the exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple.

         A Portfolio's obligation to sell a security subject to a covered call option written by it may be terminated prior to the expiration date of the option by the Portfolio's executing a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying security, exercise price and expiration date) as the option previously written. Such a purchase does not result in the ownership of an option. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new option containing different terms on such underlying security. The cost of such a liquidation purchase plus transaction costs may be greater than the premium received upon the original option, in which event the Portfolio will have incurred a loss in the transaction. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. A covered call option writer, unable to effect a closing purchase transaction, would not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline in the underlying security during such period. A Portfolio will write an option on a particular security only if the Adviser or Sub-Adviser believes that a liquid secondary market will exist on an exchange for options of the same series which will permit the Portfolio to make a closing purchase transaction in order to close out its position.

         When a Portfolio writes a covered call option, an amount equal to the net premium (the premium less the commission) received by the Portfolio is included in the liability section of the Portfolio's statement of assets and liabilities as a deferred credit. The amount of the deferred credit is subsequently marked-to-market to reflect the current value of the option written. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date or if the Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. Any gain on a covered call option may be offset by a decline in the market price of the underlying security during the option period. If a covered call option is exercised, the Portfolio may deliver the underlying security held by it or purchase the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received, and the Portfolio will realize a gain or loss. Premiums from expired options written by a Portfolio and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses.

         As noted previously, there are several risks associated with transactions in options on securities and indices. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, even when traded on a national securities exchange ("Exchange"), may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

         A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

         FOREIGN CURRENCY PUT AND CALL OPTIONS. The International Equity Portfolio may purchase foreign currency put options on U.S. exchanges or U.S. over-the-counter markets. (See "Other Applicable Investment Policies -- Options Trading" above for a discussion of options trading). A put option gives the Portfolio, upon payment of a premium, the right to sell a currency at the exercise price until the expiration of the option and serves to insure against adverse currency price movements in the underlying portfolio assets denominated in that currency. Exchange listed options markets in the United States include seven major currencies, and trading may be thin and illiquid. The seven major currencies are Australian dollars, British pounds, Canadian dollars, German marks, French francs, Japanese yen and Swiss francs.

         FUTURES CONTRACTS. As discussed in the Prospectuses, the Equity Portfolios and the U.S. Government Securities, Intermediate Corporate Bond, Bond Index and Government & Corporate Bond Portfolios may invest in futures contracts (and with respect to the International Equity Portfolio -- interest rate, foreign currency and other types of financial futures contracts) and options thereon (stock or bond index futures contracts or interest rate futures or options) to hedge or manage risks associated with a Portfolio's securities investments.

     To enter into a futures contract, an amount of cash and cash equivalents, equal to the market value of the futures contracts, is deposited in a segregated account with the Fund's Custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged. Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments to maintain its required margin. In such situations, if a Portfolio had insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it would be disadvantageous to do so. In addition, a Portfolio might be required to make delivery of the instruments underlying futures contracts that it holds. The inability to close options and futures positions also could have an adverse impact on a Portfolio's ability to hedge effectively.

         Successful use of futures by a Portfolio is also subject to the Adviser's or Sub-Adviser's ability to predict movements correctly in the direction of the market. There is an imperfect correlation between movements in the price of futures and movements in the price of the securities which are the subject of the hedge. In addition, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Due to the possibility of price distortion in the futures market and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the Adviser or Sub-Adviser may still not result in a successful hedging transaction over a short time frame.

         The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (or gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract.

         Utilization of futures transactions by a Portfolio involves the risk of loss by the Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or related option.

         Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond the limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

         The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         ADRS AND EDRS. The Intermediate Corporate Bond, Government &
Corporate Bond, Equity Income, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios may invest their assets in securities such as ADRs and EDRs, which are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs and EDRs may be listed on a national securities exchange or may trade in the over-the-counter market. ADR and EDR prices are denominated in U.S. dollars, even though the underlying security may be denominated in a foreign currency. The underlying security may be subject to foreign government taxes which would reduce the yield on such securities. Investments in such instruments involve risks similar to those of investing directly in foreign securities. Such risks include political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns and the possibility of imposition of exchange controls. Such securities may also be subject to greater fluctuations in price than securities of domestic corporations. In addition, there may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries.

         MONEY MARKET INSTRUMENTS. As stated in the Prospectuses and subject to their respective investment policies, the Equity and Bond Portfolios may invest in the following taxable investments for temporary defensive or other purposes: commercial paper, bankers' acceptances, certificates of deposit, time deposits and floating rate notes. (See "Investment Objectives and Policies -- Money Market Portfolio" above for a discussion of cash equivalents and "Investment Objectives and Policies -- Other Applicable Investment Policies -- Variable and Floating Rate Instruments" above for a discussion of variable and floating rate instruments.)

         The International Equity Portfolio may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations may include ECDs;

ETDs; CTDs; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee CDs; and Yankee BAs. (See "Investment Objectives and Policies -- Money Market Portfolio" above for a description of certain of these obligations.)

         REPURCHASE AGREEMENTS. Under the terms of a repurchase agreement, a Portfolio purchases securities from financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Adviser under guidelines approved by the Board of Directors, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price. Securities subject to repurchase agreements are held by the Portfolios' Custodian or in the Federal Reserve/Treasury book-entry system. During the term of any repurchase agreement, the Adviser will continue to monitor the creditworthiness of the seller. The repurchase price generally equals 102% of the price paid by the Portfolio plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio securities). Under a repurchase agreement, the seller is required to maintain the value of the securities subject to the agreement at not less than the repurchase price, and securities subject to repurchase agreements are maintained by the Portfolios' Custodian in segregated accounts in accordance with the 1940 Act. Default by the seller could, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. Repurchase agreements are considered to be loans by the Portfolio under the 1940 Act.

         REVERSE REPURCHASE AGREEMENTS. As described in the
Prospectuses, the Portfolios (except the Treasury Money Market and the Tax-Exempt Portfolios) may enter into reverse repurchase agreements. At the time a Portfolio enters into such an arrangement, it will place, in a segregated custodial account, liquid assets having a value at least equal to the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such equivalent value is maintained.

         Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the price of the securities that it is obligated to repurchase. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Each Portfolio intends to limit its borrowings (including reverse repurchase agreements) during the current fiscal year to not more than 5% of its net assets.

PORTFOLIO TURNOVER AND TRANSACTIONS

         Subject to the general control of the Fund's Board of Directors, the Adviser (and with respect to the International

Equity Portfolio, the Sub-Adviser) is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for the Portfolios.

         In the case of the Equity and Bond Portfolios, portfolio turnover may vary greatly from year to year as well as within a particular year. Portfolio turnover may also be affected by cash requirements for redemptions of shares and by requirements which enable a Portfolio to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making investment decisions.

         The Fund did not acquire any securities of its "regular brokers or dealers" or their parents during its most recent fiscal year.

         Transactions on United States stock exchanges involve the payment of negotiated brokerage commissions. On the exchanges on which commissions are negotiated, the cost of the transactions may vary among different brokers. During the fiscal years ended November 30, 1996, 1995 and 1994, the Growth & Income Equity Portfolio paid $708,924, $461,078 and $504,330, respectively, in brokerage commissions. During the fiscal years ended November 30, 1996, 1995 and 1994, the Small Cap Equity Portfolio paid $352,745, $307,607 and $174,206, respectively, in brokerage commissions. During the fiscal years ended November 30, 1996 and 1995 and the period April 4, 1994 (commencement of operations) through November 30, 1994, the International Equity Portfolio paid $235,230, $129,568 and $98,911 respectively, in brokerage commissions. During the fiscal years ended November 30, 1996, 1995 and 1994, the Balanced Portfolio paid $144,448, $96,090 and
$115,913 in brokerage commissions. No commissions were paid by the Fund to any "affiliated" persons (as defined in the 1940 Act) of the Fund. The Equity Income and Equity Index Portfolios had not commenced operations as of November 30, 1996.

         Securities purchased and sold by the Portfolios which are traded in the over-the-counter market are generally done so on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price of those securities includes an undisclosed commission or mark-up. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

         The Portfolios may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Portfolios will engage in this practice, however, only when the Adviser (or Sub-Adviser in the case of the International Equity Portfolio), in its sole discretion, believes such practice to be otherwise in a Portfolio's interests.

         While the Adviser (or Sub-Adviser in the case of the International Equity Portfolio) generally seeks competitive spreads or commissions, it may not necessarily allocate each transaction to the underwriter or dealer charging the lowest spread or commission available on the transaction. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser or Sub-Adviser in its best judgment and in a manner deemed fair and reasonable to shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

         Subject to this consideration, dealers who provide supplemental investment research to the Adviser (or Sub-Adviser) may receive orders for transactions by a Portfolio. Information so received is in addition to and not in lieu of services required to be performed by the Adviser (or Sub-Adviser) and does not reduce the advisory fees payable to it by a Portfolio. Such information may be useful to the Adviser (or Sub-Adviser) in serving both the Portfolios and other clients, and conversely, supplemental information obtained by the placement of business of other clients may be useful to the Adviser (or Sub-Adviser) in carrying out its obligations to the Portfolios. Portfolio securities will not be purchased from or sold to the Adviser, the Sub-Adviser, the Distributor, the Administrator or any "affiliated person" (as such term is defined under the 1940 Act) or any of them acting as principal, except to the extent permitted by the SEC. In addition, the Portfolios will not give preference to the Adviser's correspondents with respect to such transactions, securities, savings deposits, repurchase agreements and reverse repurchase agreements.

         Investment decisions for the Portfolios are made independently from those for other investment companies and accounts advised or managed by the Adviser (or Sub-Adviser). Such other investment companies and accounts may also invest in the same securities as the Portfolios. When a purchase or sale of the same security is made at substantially the same time on behalf of a Portfolio and another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser (or Sub-Adviser) believes to be equitable to the Portfolio and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained by the Portfolio. To the extent permitted by law, the Adviser (or

Sub-Adviser) may aggregate the securities to be sold or purchased for the Portfolios with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN MISSOURI OBLIGATIONS

         The following highlights some of the more important economic and financial trends and considerations and is based on information from official statements, prospectuses and other publicly available documents relating to securities offerings of the State of Missouri, its agencies and instrumentalities, as available on the date of this Statement of Additional Information. The Fund has not independently verified any of the information contained in such statements or other documents.

         Missouri's population was 5,117,073 according to the 1990 decennial census of the United States Bureau of Census, which represented an increase of 4.1% from the 1980 decennial census of 4,916,686 inhabitants. Based on July, 1992 U.S. Census Bureau estimates, St. Louis and the surrounding metropolitan area constituted the 17th largest Metropolitan Statistical Area ("MSA") in the nation with approximately 2.52 million inhabitants, of which 1.92 million are Missouri residents. St. Louis is located on the eastern boundary of the state on the Mississippi River and is a distribution center and an important site for banking and manufacturing activity, Anchoring the western boundary is Kansas City, which is Missouri's second largest metropolitan area. Based on July, 1992 U.S. Census Bureau estimates, Kansas City was the 25th largest MSA nationally with approximately
1.62 million inhabitants, nearly one million of which were Missouri residents. Kansas City is a major agri-business center for the United States and is an important center for finance and industry. Springfield, St. Joseph, Joplin and Columbia are also important population and industrial centers in the State. [Source: U.S. Department of Commerce, Bureau of the Census.] Per capita personal income in Missouri grew 3.1% between 1992 and 1993 while during the same period per capita personal income nationally grew 3.2%. [Source: U.S. Department of Commerce, Bureau of Economic Analysis.]

         The major sectors of the State's economy include agriculture, manufacturing, trade, government and services. Farming has traditionally played a dominant role in the State's economy contributing between $15 billion and $17 billion annually. Although the concentration in farming remains above the national average, with increasing urbanization, significant income-generating activity has shifted from agriculture to the manufacturing and services sectors. Earnings and employment are distributed among the manufacturing, trade and service sectors in a close approximation of the average national distribution, thus lessening the State's cyclical sensitivity to impact by any single sector. In 1990, services represented the single most significant economic activity, with wholesale and retail trade ranking second and manufacturing ranking third. In 1990, these three economic sectors accounted for 66% of the State's nonagricultural employment. Manufacturing, which accounts for approximately 15.4% of employment, is concentrated in defense, transportation equipment and other durable goods.

         Defense-related business plays an important role in Missouri's economy. In addition to the large number of civilians employed at the various military installations and training bases in the State, aircraft production and defense related businesses receive sizeable annual defense contract awards. Over the past decade, Missouri has annually ranked among the top six states in total military contract awards. Although declining defense appropriations by the U.S. Congress have had and will continue to have an impact on the State, Missouri's defense related industries have rebounded and shown significant strength over the past year. Nonetheless, McDonnell-Douglas remains the state's largest employer with over 29,000 employees and analysts expect the long term effects of federal downsizing in defense to be negligible. [Source:
Missouri's Economic Forecast: 1994; Mo. Dept. of Economic Development].

         Limitations on State debt and bond issues are contained in
Article III, Section 37 of the Constitution of Missouri. Pursuant to this section, the General Assembly may issue general obligation bonds solely (1) to refund outstanding bonds (provided that the refunding bonds must mature within 25 years of issuance) or (2) upon the recommendation of the Governor, to incur a temporary liability by reason of unforeseen emergency or of deficiency in revenue, in an amount not to exceed $1,000,000 for any one year and to be paid in not more than five years. When the liability exceeds $1,000,000, the General Assembly, or the people by initiative, may submit the proposition to incur indebtedness to the voters of the State, and the bonds may be issued if approved by a majority of those voting. Such bonds must be retired serially and by installment within 25 years of issuance. Before any bonds which are so authorized are issued, the General Assembly must make provisions for the payment of principal and interest and may provide for an annual tax on all taxable property in an amount sufficient for that purpose. Certain water pollution bonds and state building bonds are also authorized pursuant to Sections 37(b)-(e), inclusive, of Article III.

         In 1971, Missouri voters approved a constitutional amendment providing for the issuance of $150,000,000 of general obligation bonds for the protection of the environment through the control of water pollution. The bonds were subsequently issued over a period of years. In 1979, voters approved a constitutional amendment authorizing an additional $200,000,000 State Water Pollution Control Bonds. In 1982 State voters approved a constitutional amendment authorizing the issuance of $600,000,000 Third State Building Bonds. Proceeds from the Third State Building Bonds are used to provide funds for improvement of State buildings and property, including education, mental health, parks, corrections and other State facilities, and for water, sewer, transportation, soil conservation and other economic development projects. In 1988, Missouri voters approved a constitutional amendment authorizing the issuance of bonds in the aggregate sum of $275,000,000 for controlling water pollution and making improvements to drinking water systems.

         Article III, Section 36 of the Constitution of Missouri requires that the General Assembly appropriate the annual principal and interest requirements for outstanding general obligation bonds before any other appropriations are made. Such amounts must be transferred from the General Revenue Fund to bond interest and sinking funds. Authorization for these transfers, as well as the actual payments of principal and interest, are provided in the first appropriation bill of each fiscal year.

         In addition to general obligation bonds, the Missouri legislature has established numerous entities as bodies corporate and politic which are authorized to issue bonds to carry out their corporate purposes.

         Article X, Sections 16-24 of the Constitution of Missouri (the
"Tax Limitation Amendment"), imposes a limit on the amount of taxes and other revenue enhancement charges such as user fees which may be imposed by the State or a political subdivision in any fiscal year. This limit is tied to total State revenues for the fiscal year ended June 30, 1981, as defined in the Tax Limitation Amendment, adjusted annually, in accordance with the formula set forth in the amendment. Under that formula, the revenue limit for any fiscal year equals the product of the ratio of total state revenues in fiscal year 1980-1981 divided by the aggregate personal income received by persons in Missouri from all sources ("Personal Income of Missouri") in calendar year 1979 multiplied by the Personal Income of Missouri in either the calendar year prior to the calendar year in which appropriations for the fiscal year for which the calculation is being made, or the average of Personal Income of Missouri in the previous three calendar years, whichever is greater. If the revenue limit is exceeded by 1% or more in any fiscal year, a refund of the excess revenues collected by the State is required. If the excess revenues collected are less than 1%, then they are not refunded but are transferred to the General Revenue Fund.

Since passage of the legislation, no refund to taxpayers has ever occurred.

         The details of the Tax Limitation Amendment are complex. The revenue limit can be exceeded only if the General Assembly approves by a two-thirds vote of each house an emergency declaration as requested by the Governor. As previously noted, however, Article III, Section 36 of the Constitution of Missouri requires the General Assembly to appropriate the annual principal and interest requirements for outstanding general obligation bonds before any other appropriations are made. The revenue limitation also does not apply to taxes imposed for payment of principal and interest on bonds that have been approved by the voters, as authorized by the Missouri Constitution. The Tax Limitation Amendment could adversely affect the repayment capabilities of certain non-general obligation issues if payment is dependent upon increases in taxes or appropriations by the State's General Assembly.

         In the spring of 1993, the Missouri legislature passed into law a $310,000,000 tax increase, with most of the increase being allocated for state-wide education needs. This tax increase was approved by the citizens of the state in November, 1994.

         Revenue collections for the fiscal year ended June 30, 1996
("Fiscal Year 1996") were $5,778 million, excluding $33.6 million from the state lottery and other transfers, representing an increase of 7.2 percent over revenue collections from the fiscal year ended June 30, 1995. These revenues supplement a carry-over balance from the previous year of $383.4 million. Expenditures for Fiscal Year 1996 are estimated at $5,822 million including $153.7 million and $140.5 million, respectively, for the St. Louis and Kansas City school desegregation cases.

         For the fiscal year ending June 30, 1997 ("Fiscal Year 1997") revenues are projected to be $6,000.3 million. This projection does not include an estimated $98.3 million in proceeds from other transfers or a carry-over balance of approximately $328.8 million. Expenditures are projected at $6,263.9 million, including $151.7 million and $110.3 million respectively for the St. Louis and Kansas City desegregation cases. Projected expenditures also include $80 million for supplemental appropriations for Fiscal Year 1997.

INVESTMENT LIMITATIONS

         The following investment limitations may be changed with respect to a particular Portfolio only by an affirmative vote of a majority of the outstanding shares of that Portfolio (as defined under "Other Information Concerning the Fund and Its

Shares -- Miscellaneous" in the Portfolios' Prospectuses). These investment limitations supplement those that appear in the Prospectuses.

         THE TREASURY MONEY MARKET PORTFOLIO MAY NOT:

         1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted by the 1940 Act.

         2. Borrow money except from banks for temporary purposes and then in an amount not exceeding 10% of the value of the Portfolio's total assets, or mortgage, pledge or hypothecate its assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Portfolio's total assets at the time of such borrowing. (This borrowing provision is not for investment leverage, but solely to facilitate management of the Portfolio by enabling the Fund to meet redemption requests where the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous).

         3.    Underwrite the securities of other issuers.

         4. Make loans except that the Portfolio may purchase or hold debt obligations in accordance with its investment objective and policies and, under the certain circumstances described in the Prospectuses, may enter into repurchase agreements for U.S. Treasury securities that equal at all times at least 100% of the value of the repurchase price.

         5.    Purchase or sell real estate.

         6. Purchase or sell commodities or commodity contracts or invest in oil, gas, or other mineral exploration programs.

         THE MONEY MARKET PORTFOLIO MAY NOT:

         1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets, or where otherwise permitted by the 1940 Act.

         2. Purchase securities of any one issuer, other than obligations of the U.S. Government, its agencies or instrumentalities, if immediately after such purchase more than 5% of the value of the Portfolio's total assets would be invested in such issuer, except that up to 25% of the value of a Portfolio's total assets may be invested without regard to such 5% limitation.

         3. Buy common stocks or voting securities, or state, municipal or industrial revenue bonds.

         4. Purchase or sell real estate (the Portfolio may purchase commercial paper issued by companies which invest in real estate or interests therein).

         5. Purchase securities on margin, make short sales of securities or maintain a short position.

         6.    Underwrite the securities of other issuers.

         7. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs.

         8.    Write or purchase put or call options.

         In accordance with Rule 2a-7 of the 1940 Act, the Money Market Portfolio intends to invest no more than five percent of its total assets in the securities of any one issuer; provided, however, that the Portfolio may invest more than five percent of its total assets in the First Tier Eligible Securities of a single issuer for a period of up to three business days after the purchase thereof, provided, further that the Portfolio would not make more than one investment in accordance with the foregoing provision at any time. This intention is not, however, a fundamental policy of the Portfolio and may change in the event Rule 2a-7 is amended in the future.

         THE TAX-EXEMPT MONEY MARKET PORTFOLIO MAY NOT:

         1. Make loans, except that the Portfolio may purchase or hold debt instruments in accordance with its investment objective and policies.

         2. Purchase securities of other investment companies except in connection with a merger, consolidation, acquisition or reorganization or where otherwise permitted by the 1940 Act.

         3. Purchase securities on margin, make short sales of securities, or maintain a short position.

         4. Act as an underwriter of securities within the meaning of the Securities Act of 1933, except insofar as the Portfolio might be deemed to be an underwriter upon purchase of certain portfolio securities acquired subject to the investment limitation pertaining to purchases of restricted securities.

         5. Purchase or sell real estate, except that the Portfolio may invest in Municipal Obligations which are secured by real estate or interests therein.

         6. Purchase or sell commodities or commodity contracts or invest in oil, gas, or other mineral exploration or development programs.

         7. Invest in or sell put options (except as described above under "Investment Objectives and Policies -- Stand-by Commitments"), call options, straddles, spreads, or any combination thereof.

         8.    Purchase foreign securities.

         9. Invest in industrial development bonds where the payment of principal and interest are the responsibility of a company (including its predecessors) with less than three years of continuous operation, or buy common stock or voting securities.
        10. Purchase any securities, except securities issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, which would cause 25% or more of the Portfolio's net assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

     With respect to investment limitation no. 1 pertaining to the Tax-Exempt Money Market Portfolio in the Prospectuses, the Fund intends that guarantees will only be treated as separate securities for diversification purposes to the extent required by Rule 5b-2 under the 1940 Act. Letters of credit will not be treated as separate securities with regard to diversification as the Fund does not consider the latter instruments to be securities.

         THE U.S. GOVERNMENT SECURITIES, INTERMEDIATE CORPORATE BOND,
BOND INDEX, GOVERNMENT & CORPORATE BOND, NATIONAL MUNICIPAL BOND, EQUITY INCOME, EQUITY INDEX, GROWTH & INCOME EQUITY, SMALL CAP EQUITY AND BALANCED PORTFOLIOS MAY NOT:

         1. Make investments for the purpose of exercising control or management.

         2. Purchase or sell real estate, provided that each Portfolio may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein; provided further that, as described in the Prospectuses, (a) the Government & Corporate Bond Portfolio may invest in first mortgage loans, income participation loans and participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or its instrumentalities and CMOs; (b) the U.S. Government Securities Portfolio may invest in certain mortgage-backed securities, CMOs and certain other securities; (c) the Intermediate Corporate Bond Portfolio may invest in first mortgage loans, income participation loans and participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, mortgage-backed securities or CMOs; and (d) the Bond Index Portfolio may invest in first mortgage loans, income participation loans and participations in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and mortgage-backed securities.

         3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Portfolio might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with a Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

         4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the Intermediate Corporate Bond, Bond Index, National Municipal Bond, Equity Income, Equity Index and Balanced Portfolios may, to the extent appropriate to their respective investment objectives, purchase publicly traded securities of companies engaging in whole or in part in such activities; and provided further, that (a) the Bond Index, Equity Index and Balanced Portfolios may enter into futures contracts and related options, and (b) the Intermediate Corporate Bond and Equity Income Portfolios may invest in futures contracts and related options in accordance with their respective investment obligations and policies.

         5. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a), with the exception of the National Municipal Bond Portfolio, this investment limitation shall not apply to a Portfolio's transactions in options, and futures contracts and related options, and (b) a Portfolio may obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities.

         THE INTERNATIONAL EQUITY PORTFOLIO MAY NOT:

         1. Make investments for the purpose of exercising control or management.

         2. Purchase or sell real estate, provided that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein.

         3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as the Portfolio might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

         4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that: (a) it may, to the extent appropriate to its investment objective, invest in securities issued by companies which purchase or sell commodities or commodity contracts or which invest in such programs; and (b) it may purchase and sell futures contracts and options on futures contracts.

         THE SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO MAY NOT:

         1. Make investments for the purpose of exercising control or management.

         2. Purchase or sell real estate, except that the Portfolio may invest in Municipal Obligations which are secured by real estate or interests therein.

         3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as the Portfolio might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

         4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs.

         THE MISSOURI TAX-EXEMPT BOND PORTFOLIO MAY NOT:

         1. Purchase or sell real estate, except that the Portfolio may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

         2. Purchase securities of companies for the purpose of exercising control.

         3. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or as otherwise permitted by the 1940 Act.

         4. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as it might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

         5. Purchase securities on margin, make short sales of securities or maintain a short position, except that the Portfolio may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

         6. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the Portfolio may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities.

         7. Write or sell put options, call options, straddles, spreads, or any combination thereof.


                                NET ASSET VALUE

         As stated in the applicable Prospectuses, the net asset value per share of each class of shares of a Portfolio is calculated separately by adding the value of all of the portfolio securities and other assets belonging to a Portfolio that are attributable to such class, subtracting the liabilities of the Fund that are attributable to such class, and dividing the result by the number of outstanding shares of such class. Assets attributable to a particular class of shares of a Portfolio are charged with any direct liabilities that the Board of Directors has allocated to such class pursuant to the Fund's Plan for Operation of a Multi-Class System adopted pursuant to Rule 18f-3 under the 1940 Act. The determinations by the Board of Directors as to the direct and allocable liabilities, and the allocable portion of general assets, with respect to a particular Portfolio or class are conclusive.

THE MONEY MARKET PORTFOLIOS

         The assets in the Money Market Portfolios are valued according to the amortized cost method of valuation. Pursuant to this method, an instrument is valued at its cost initially and, thereafter, a constant amortization to maturity of any discount or premium is assumed, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the market price a Portfolio would receive if it sold the instrument. The value of securities in the Portfolios can be expected to vary inversely with changes in prevailing interest rates.

         Each Portfolio invests only in instruments that present minimal credit risks and meet the ratings criteria described in the Prospectuses. In addition, each Portfolio maintains a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share, provided that no Portfolio will purchase any security with a remaining maturity of more than thirteen months (397 days) (securities subject to repurchase agreements and certain other securities may bear longer maturities) nor maintain a dollar-weighted average portfolio maturity that exceeds 90 days. The Fund's Board of Directors has approved procedures that are intended to stabilize the Portfolios' net asset value per share at $1.00 for purposes of pricing sales and redemptions. These procedures include the determination, at such intervals as the Board deems appropriate, of the extent, if any, to which the net asset value per share of a Portfolio calculated by using available market quotations deviates from $1.00 per share. In the event such deviation exceeds one-half of one percent, the Board will promptly consider what action, if any, should be initiated. If the Board believes that the extent of any deviation from a Portfolio's $1.00 amortized cost price per share may result in material dilution or other unfair results to new or existing investors, it will take such steps as it considers appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include, but are not limited to, selling portfolio instruments prior to maturity; shortening the average portfolio maturity; withholding or reducing dividends; redeeming shares in kind; or utilizing a net asset value per share determined by using available market quotations.

THE EQUITY AND BOND PORTFOLIOS

         Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the current bid and asked prices. Restricted securities and other assets for which market quotations are not readily available are valued at fair value as determined in accordance with guidelines approved by the Fund's Board of Directors. In computing net asset value, the current value of a Portfolio's open futures contracts and related options will be "marked-to-market." Short-term securities are valued at amortized cost, which approximates fair market value.

         Among the factors that ordinarily will be considered in valuing portfolio securities are the existence of restrictions upon the sale of the security by the Portfolio, the existence and extent of a market for the security, the extent of any discount in acquiring the security, the estimated time during which the security will not be freely marketable, the expenses of registering or otherwise qualifying the security for public sale, underwriting commissions if underwriting would be required to effect a sale, the current yields on comparable securities for debt obligations traded independently of any equity equivalent, changes in the financial condition and prospects of the issuer, and any other factors affecting fair value. In making valuations, opinions of counsel to the issuer may be relied upon as to whether or not securities are restricted securities and as to the legal requirements for public sale.

         The Administrator may use a pricing service to value certain portfolio securities where the prices provided are believed to reflect the fair market value of such securities. The methods of valuation used by the pricing service will be reviewed by the Administrator under the general supervision of the Fund's Board of Directors. Several pricing services are available, one or more of which may be used by the Administrator from time to time. In valuing a Portfolio's securities, the pricing service would normally take into consideration such factors as yield, risk, quality, maturity, type of issue, trading characteristics, special circumstances, and other factors which are deemed relevant in determining valuations for normal institutionalized trading units of debt securities and would not rely exclusively on quoted prices.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         Shares in each Portfolio are sold on a continuous basis by the Distributor. As described in the applicable Prospectuses, Trust shares and Institutional shares of each Portfolio are sold to certain qualified customers at their net asset value without a sales charge. Investor A Shares of each Portfolio (other than

Investor A Shares of the Money Market Portfolios which are sold at their net asset value without a sales charge) are sold to retail customers at the public offering price based on a Portfolio's net asset value plus a front-end load or sales charge as described in the applicable Prospectuses. Investor B Shares of each Portfolio (other than the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index, Short-Intermediate Municipal and Equity Index Portfolios, which do not offer Investor B Shares) are sold to retail customers at the net asset value next determined after a purchase order is received, but are subject to a contingent deferred sales charge which is payable on redemption of such shares as described in the applicable Prospectuses.

         The Fund may redeem shares involuntarily if the net income with respect to a Portfolio's shares is negative or such redemption otherwise appears appropriate in light of the Fund's responsibilities under the 1940 Act.



         An illustration of the computation of the public offering price per share of Investor A Shares of the Equity and Bond Portfolios, based on the value of each Portfolio's net assets and the number of outstanding Investor A Shares on November 30, 1996 (March 31, 1997 with respect to the National Municipal Bond Portfolio) and the maximum front-end sales charge of 4.5% (2.5% with respect to the U.S. Government Securities, Bond Index, Short-Intermediate Municipal and Equity Index Portfolios) currently applicable, is as follows (The following illustration is hypothetical with respect to Investor A Shares of the Intermediate Corporate Bond, Bond Index, Equity Index and Equity Income Portfolios and is based on the projected value of each such Portfolio's estimated net assets and projected number of outstanding shares on the date its shares are first offered for sale to public investors):

                                                                       Missouri            National
                             Intermediate        Government &         Tax-Exempt           Municipal
                            Corporate Bond      Corporate Bond           Bond                Bond            Equity Income
                              Portfolio            Portfolio          Portfolio            Portfolio           Portfolio
                              ----------        --------------        ----------           ---------         ------------
  Net Assets                       $10             $161,740,901          $81,723,725        $314,293,528         $10

  Outstanding Shares                 1               15,645,100            6,991,562          32,060,641           1
  Net Asset Value                  $10.00              $10.34               $11.69              $ 9.80           $10.00
    Per Share

  Sales Charge, 4.50%
   of offering price
   (4.70% of net asset
   value per share)                   .47                 .49                  .55                 .46             .47

  Offering Price
    to Public                      $10.47              $10.83               $12.24              $10.26          $10.47



                             Growth & Income          Small Cap         International
                                  Equity                Equity              Equity               Balanced
                                Portfolio             Portfolio           Portfolio              Portfolio
                             ---------------          ---------         -------------            ---------
  Net Assets                   $462,899,079          $216,537,536        $61,250,060           $126,201,169

  Outstanding Shares             24,755,784            16,086,645          5,059,161             10,046,491
  Net Asset Value
    Per Share                     $18.67                $13.40              $12.05                 $12.58

  Sales Charge, 4.50%
    of offering price
    (4.70% of net
    asset value per
    share)                           .88                   .63                 .57                    .59

  Offering Price
    to Public                     $19.55                $14.03              $12.62                 $13.17


                               U.S. Government                             Short-Intermediate         Equity
                                  Securities            Bond Index             Municipal              Index
                                  Portfolio             Portfolio              Portfolio            Portfolio
                               ---------------          ---------         ------------------        ---------
  Net Assets                     $69,823,660              $10               $29,523,085              $10

  Outstanding Shares               6,545,263                1                 2,931,506                1
  Net Asset Value
    Per Share                     $10.67                  $10.00                 $10.08              $10.00

  Sales Charge, 2.50%
    of offering price
    (2.60% of net
    asset value per
    share)                                .28                .26                     .26                 .26

  Offering Price
    to Public                     $10.95                  $10.26                  $10.34              $10.26


                 Under the 1940 Act, a Portfolio may suspend the right of redemption or postpone the date of payment for shares during any period when
(a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closing; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. A Portfolio may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions.

                 In addition to the situations described in the Prospectuses under "How to Purchase and Redeem Shares," the Portfolios may redeem shares involuntarily to reimburse the Portfolios for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Portfolio shares as provided in the applicable Prospectuses from time to time.


                 ADDITIONAL YIELD AND TOTAL RETURN INFORMATION

THE MONEY MARKET PORTFOLIOS

                 A Money Market Portfolio's "yield" and "effective yield," as described in the Prospectuses, are calculated separately for Trust Shares, Institutional Shares, Investor A

Shares and/or Investor B Shares of the Portfolios according to formulas prescribed by the SEC. Standardized 7 day "yield" is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account in a Portfolio having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7). The net change in the value of an account includes the value of additional shares purchased with dividends from the original share, and dividends declared on both the original share and any such additional shares, net of all fees, other than nonrecurring account or sales charges, that are charged by the Portfolio to all shareholder accounts in proportion to the length of the base period and the Portfolio's mean (or median) account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. "Effective yield" is computed by compounding the unannualized base period return (calculated as above) by adding one to the base period return, raising the sum to a power equal to 365 divided by seven, and subtracting one from the result. Based upon the same calculations, each Portfolio's 30 day yields and 30 day effective yields may also be quoted. The Tax-Exempt Money Market Portfolio's "tax-equivalent yield" is computed by dividing the tax-exempt portion of the yield (calculated as above) by one minus a stated federal income tax rate and adding the product to that portion, if any, of the yield that is not tax-exempt. In addition, a "Missouri" tax-equivalent yield may be calculated by dividing the portion of the Tax-Exempt Money Market Portfolio's yield (calculated as above) that is exempt from federal tax and the portion that is exempt from Missouri personal income tax by one minus a stated tax rate and adding such figure to that portion, if any, of the Portfolio's yield that is not exempt from federal or state income tax. Based on the foregoing calculations, for the year ended November 30, 1996, the 7-day yields, 7-day effective yields and the 30-day yields were as follows:

                                                                 7-Day Effective
              Portfolio                  7-Day Yield                  Yield                  30-Day Yield
              ---------                  -----------             ---------------             ------------
  Treasury Money Market
    Trust Shares                             4.44                     4.54                       4.43
    Institutional Shares                     4.30                     4.39                       4.28
    Investor A Shares                        4.30                     3.39                       4.28

  Money Market
    Trust Shares                             4.78                     4.90                       4.79
    Institutional Shares                     4.65                     4.76                       4.66
    Investor A Shares                        4.65                     4.76                       4.66
    Investor B Shares                        3.90                     3.98                       3.91

  Tax-Exempt Money Market
    Trust Shares                             3.29                     3.34                       3.04
    Investor A Shares                        3.08                     3.13                       2.83

                 Based on the foregoing calculations, the tax-equivalent yields and tax-equivalent effective yields of the Tax-Exempt Money Market Portfolio for the same 7-day and 30-day periods were as follows (assuming payment of federal income tax at a rate of 39.60%):

                                                                          7-Day Tax-                 30-Day Tax-
                                        7-Day Tax-Equivalent              Equivalent                 Equivalent
              Portfolio                         Yield                   Effective Yield                 Yield
              ---------                         -----                   ---------------              ----------
  Tax-Exempt Money Market
        Trust Shares                            5.45                         5.53                       5.03
        Investor A Shares                       5.10                         5.18                       4.69

                 In addition, as described in the applicable Prospectuses, the Treasury Money Market Portfolio may calculate a 7 day "state tax-exempt yield," which is computed by dividing the portion of the Portfolio's yield (calculated as above) that is exempt from state income tax by one minus a state income tax rate. Based upon the same calculations, the Portfolio's 30 day state tax-exempt yield may also be quoted.

                 A Portfolio's quoted yield is not indicative of future yields and depends upon factors such as portfolio maturity, the Portfolio's expenses, and the types of instruments held by the Portfolio. Any account fees imposed by financial institutions, Service Organizations, or broker-dealers would reduce a Portfolio's effective yield.

THE EQUITY AND BOND PORTFOLIOS

                 An Equity and Bond Portfolio's 30 day "yield" described in the Prospectuses is calculated separately for Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares of a Portfolio by dividing the Portfolio's net investment income per share earned during a 30-day period by the maximum offering price per share (the "maximum offering price") with respect to Investor A Shares and the net asset value per share with respect to Trust shares, Institutional shares and Investor B Shares on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. A Portfolio's net investment income per share (irrespective of series) earned during the period is based on the average daily number of shares outstanding during the period entitled to receive dividends and includes income dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements. This calculation can be expressed as follows:

                                        a-b
                          Yield = 2 [(-------)(6) - 1]
                                       cd + 1

     Where:     a =  dividends and interest earned during the period.

                b =  expenses accrued for the period (net of reimbursements).

                c = the average daily number of shares outstanding that were entitled to receive dividends.

                d = maximum offering price per share on the last day of the period.

     For the purpose of determining interest earned during the period (variable "a" in the formula), dividend income on equity securities held by a Portfolio is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in that Portfolio. A Portfolio calculates interest earned on any debt obligation held in its portfolio by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each 30 day period, or, with respect to obligations purchased during the 30 day period, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent 30 day period that the obligation is in the portfolio. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

                 Interest earned on Municipal Obligations of the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of Municipal Obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of Municipal Obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

                 Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Portfolio to all shareholder accounts in proportion to the length of the base period and the Portfolio's mean (or median) account size. Investor A Shares, Investor B Shares, Institutional Shares and Trust Shares each bear separate fees applicable to the particular class of shares. Undeclared earned income will not be subtracted from the maximum offering price per share (variable "d" in the formula). Undeclared earned income is net investment income which, at the end of the base period, has not been declared and paid as a dividend, but is reasonably expected to be and is declared and paid as a dividend shortly thereafter.

                 The Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios' "tax-equivalent" yield for each class of shares is computed by dividing the portion of a Portfolio's yield (calculated as above) that is exempt from federal income tax by one minus a stated federal income tax rate and adding that figure to that portion, if any, of the Portfolio's yield that is not exempt from federal income tax. Similarly, the Missouri Tax-Exempt Bond Portfolio's "Missouri tax-equivalent" yields for each class of shares is calculated by dividing the portion of a Portfolio's yield (calculated as above) that is exempt from federal tax and the portion that is exempt from Missouri personal income tax by one minus a stated tax rate and adding such figure to that portion, if any, of the Portfolio's yield that is not exempt from federal or state income tax.



                The Fund currently calculates 30-day yields for its Bond Portfolios but not for its Equity Portfolios. For the 30-day period ended November 30, 1996 (March 31, 1997 with respect to the National Municipal Bond Portfolio), the yields on the Bond Portfolios (other than the Intermediate Corporate Bond and Bond Index Portfolios which had not commenced operations as of November 30, 1996) were as follows:



             Portfolio                                                    30-Day Yield
             ---------                                                    ------------
  U.S. Government Securities
           Trust Shares                                                       5.57
           Institutional Shares                                               5.27
           Investor A Shares                                                  5.03
           Investor B Shares                                                  4.57

  Government & Corporate Bond
           Trust Shares                                                       5.82
           Institutional Shares                                               5.52
           Investor A Shares                                                  5.26
           Investor B Shares                                                  4.82

  Short-Intermediate Municipal
           Trust Shares                                                       3.97
           Investor A Shares                                                  3.63

  Missouri Tax Exempt Bond
           Trust Shares                                                       4.50
           Investor A Shares                                                  4.11
           Investor B Shares                                                  3.50

  National Municipal Bond
           Trust Shares                                                       5.16
           Investor A Shares                                                  4.73
           Investor B Shares                                                  4.28

  Balanced
           Trust Shares                                                       2.89
           Institutional Shares                                               2.60
           Investor A Shares                                                  2.48
           Investor B Shares                                                  1.92



                 For the same 30-day period, the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios' tax-equivalent yields (assuming payment of federal income taxes at a rate of 39.60%) and the Missouri Tax-Exempt Bond Portfolio's Missouri tax-equivalent yield (assuming Missouri state income taxes at a rate of 43.20%) were as follows:

                                                        30-Day Tax-                  30-Day Missouri
                   Portfolio                          Equivalent Yield              Tax-Equivalent Yield
                   ---------                          ----------------              --------------------
  Short-Intermediate Municipal
           Trust Shares                                     6.57                            6.99
           Investor A Shares                                6.16                            6.55

  Missouri Tax-Exempt Bond
           Trust Shares                                     7.45                            7.92
           Investor A Shares                                7.12                            7.57
           Investor B Shares                                5.79                            6.16

  National Municipal Bond
           Trust Shares                                      8.54                           9.08
           Investor A Shares                                 7.83                           8.33
           Investor B Shares                                 7.09                           7.54


             A Portfolio computes its "average annual total return" for each series of that Portfolio by determining the average annual compounded rate of return during specified periods that would equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series by dividing the ending redeemable value of a hypothetical $1,000 payment by $1,000 (representing a hypothetical initial payment) and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:

            ERV 1/n
T =      [(-------)  - 1]
              P

       Where:   T =    average annual total return

              ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or a fractional portion thereof)

                P =    hypothetical initial payment of $1,000

                n = period covered by the computation, expressed in terms of years

              A Portfolio computes its aggregate total returns separately for each series by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. The formula for calculating aggregate total return is as follows:

                                              ERV
                 Aggregate Total Return =  [(------)- 1]
                                               P

                 The calculations of average annual total return and aggregate total return assume reinvestment of all income dividends and capital gain distributions on the reinvestment dates during the period and include all recurring fees charged to all shareholder accounts, assuming an account size equal to a Portfolio's mean or median account size for any fees that vary with the size of the account. The ending redeemable value (variable "ERV" in each quotation) is determined by assuming complete redemption of the hypothetical investment and the deduction of all non-recurring charges at the end of the period covered by the computation. In addition, a non-money market Portfolio's average annual total return and aggregate total return quotations reflect the deduction of the maximum front-end sales charge in connection with the purchase of Investor A Shares and the deduction of any applicable contingent deferred sales charge with respect to Investor B Shares.



                 Based on the foregoing calculations, the average annual total returns for the year/period ended November 30, 1996 (March 31, 1997, with respect to the National Municipal Bond Portfolio), the average annual total returns for the 5-year period ended November 30, 1996 (where applicable) and the average annual total returns for the period from commencement of operations were as follows:




                                                               Average Annual Total Return
                                                                   ---------------------------
                                                                             For the 5               Since
                                                    For the Year            Years Ended          Commencement
                   Portfolio                       Ended 11/30/96            11/30/96            of Operations
                   ---------                       --------------          ------------          -------------
  U.S. Government Securities
     Trust Shares(1)                                   4.88                    6.81                   8.15
     Institutional Shares(7)                           4.55                    6.43                   7.89
     Investor A Shares(1)                             -0.13                    5.52                   7.35
     Investor B Shares(4)                             -1.07                    5.85                   7.64

  Government & Corporate Bond
     Trust Shares(5)                                   4.82                    7.16                   8.04
     Institutional Shares(2)                           4.51                    6.85                   7.82
     Investor A Shares(5)                             -0.23                    5.86                   7.24
     Investor B Shares(4)                             -1.12                    6.41                   7.65

  Short-Intermediate Municipal
     Trust Shares(17)                                  4.15                     N/A                   4.52
     Investor A Shares(18)                             1.41                     N/A                   1.57

  Missouri Tax-Exempt Bond(19)
     Trust Shares(20)                                  4.62                    7.32                   8.14
     Investor A Shares(21)                            -0.26                    6.13                   7.38
     Investor B Shares(4)                             -1.50                    6.51                   7.70

                                                                    Average Annual Total Return
                                                                    ---------------------------
                                                                             For the 5               Since
                                                    For the Year            Years Ended          Commencement
                   Portfolio                       Ended 11/30/96*           11/30/96*           of Operations
                   ---------                       --------------          ------------          -------------
  National Municipal Bond(23)
     Trust Shares                                       N/A                     N/A                   0.09
     Investor A Shares                                  N/A                     N/A                   4.48
     Investor B Shares                                  N/A                     N/A                   5.16

  Growth & Income Equity
     Trust Shares(1)                                  23.45                   16.73                  15.07
     Institutional Shares(2)                          23.08                   16.55                  14.97
     Investor A Shares(1)                             17.44                   15.48                  14.35
     Investor B Shares(4)                             17.29                   16.17                  14.81

  Small Cap Equity
     Trust Shares(9)                                   8.72                     N/A                  15.30
     Institutional Shares(2)                           8.39                     N/A                  15.09
     Investor A Shares(10)                             3.51                     N/A                  13.97
     Investor B Shares(4)                              2.68                     N/A                  14.56

  International Equity
     Trust Shares(14)                                 12.33                     N/A                   7.56
     Institutional Shares(14)                         11.91                     N/A                   7.26
     Investor A Shares(15)                             6.92                     N/A                   5.49
     Investor B Shares(4)                              6.11                     N/A                   5.81

  Balanced
     Trust Shares(12)                                 15.56                     N/A                  11.12
     Institutional Shares(12)                         15.08                     N/A                  10.86
     Investor A Shares(12)                             9.92                     N/A                   9.56
     Investor B Shares(4)                              9.35                     N/A                   9.88

_____________________
          * For the period November 18, 1996 (commencement of operations) through March 31, 1997 with respect to the National Municipal Bond Portfoilio.
         (1)     Commenced operations on June 2, 1988.
         (2)     Initial public offering commenced on January 4, 1994.
         (3) Reflects combined performance of Institutional Shares which were initially offered to the public on January 4, 1994 and Investor A Shares for the period prior to January 4, 1994.
         (4) Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B Shares that redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and services fees at a maximum annual rate of 1.00%. Had those distribution and services fees been reflected, performance would have been reduced.
         (5)     Commenced operations on June 15, 1988.
         (6) Reflects combined performance of Institutional Shares which were initially offered to the public on January 4, 1994 and Investor A Shares for the period prior to January 4, 1994.
         (7)     Commenced operations on June 7, 1994.
         (8) Reflects combined performance of Institutional Shares which were initially offered to the public on June 7, 1994 and Investor A Shares for the period prior to January 4, 1994.
         (9)     Commenced operations on May 1, 1992.
         (10)    Initial public offering commenced on May 6, 1992.

         (11) Reflects combined performance of Institutional Shares which were initially offered to the public on January 4, 1994 and Investor A Shares for the period May 1, 1992 through January 3, 1994.
         (12)    Commenced operations on April 1, 1993.
         (13) Reflects combined performance of Institutional Shares which were initially offered to the public on January 4, 1994 and Investor A Shares for the period April 1, 1993 through January 3, 1994.
         (14)    Commenced operations on April 4, 1994.
         (15)    Initial public offering commenced on May 2, 1994.
         (16) Reflects combined performance of Institutional Shares which were initially offered to the public on April 24, 1994 and Investor A Shares for the period April 4, 1994 through April 23, 1994.
         (17)    Commenced operations on July 10, 1995.
         (18)    Commenced operations on July 10, 1995.
         (19) Commenced operations on July 15, 1988 as a portfolio of The ARCH Tax-Exempt Trust. On October 2, 1995, the Portfolio was reorganized as a new Portfolio of the Fund.
         (20)    Commenced operations on July 15, 1988.
         (21)    Initial public offering commenced on September 28, 1990.
         (22) Portfolio had not commenced operations as of November 30, 1996.
         (23)    Commenced operations on November 18, 1996.



                 Based on the foregoing calculations, the aggregate total returns for the Equity and Bond Portfolios from their respective dates of commencement of operations through November 30, 1996 (March 31, 1997 with respect to the National Municipal Bond Portfolio) (other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios which had not commenced operations as of November 30, 1996) were as follows:

                                                               Aggregate Total Return
                                                                 Since Commencement
        Portfolio                                                   of Operations
        ---------                                              ----------------------
  U.S. Government Securities
     Trust Shares                                                       94.83
     Institutional Shares(1)                                            90.62
     Investor A Shares                                                  82.65
     Investor B Shares(2)                                               86.86

  Government & Corporate Bond
     Trust Shares                                                       90.51
     Institutional Shares(1)                                            87.20
     Investor A Shares                                                  78.79
     Investor B Shares(2)                                               84.74

  Short-Intermediate Municipal
     Trust Shares                                                        6.66
     Investor A Shares                                                   2.45

  Missouri Tax-Exempt Bond
     Trust Shares                                                       92.38
     Investor A Shares                                                  81.24
     Investor B Shares(2)                                               85.60

  National Municipal Bond
     Trust Shares                                                        0.90
     Investor A Shares                                                   0.00
     Investor B Shares                                                  -0.26

  Growth & Income Equity
     Trust Shares                                                      239.52
     Institutional Shares(1)                                           236.74
     Investor A Shares                                                 221.61
     Investor B Shares(2)                                              232.46

  Small Cap Equity
     Trust Shares                                                       98.93
     Institutional Shares(1)                                            96.92
     Investor A Shares                                                  88.55
     Investor B Shares(2)                                               92.94

  International Equity
     Trust Shares                                                       20.87
     Institutional Shares(1)                                            19.85
     Investor A Shares                                                  14.66
     Investor B Shares(2)                                               15.40

  Balanced
     Trust Shares                                                       49.14
     Institutional Shares(1)                                            47.93
     Investor A Shares                                                  41.55
     Investor B Shares(2)                                               42.98

------------------------------

(1) Reflects combined performance of Institutional Shares which were initially offered to the public on January 4, 1994 and Investor A Shares for the period prior to January 4, 1994.
(2) Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B Shares that redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and services fees at a maximum annual rate of 1.00%. Had those distribution and services fees been reflected, performance would have been reduced.




         As stated in the Prospectuses relating to Investor A Shares and Investor B Shares, a Portfolio may also calculate total return figures for that Portfolio without deducting the maximum sales charge imposed on purchases or redemptions. The effect of not deducting the sales charge will be to increase the total return reflected.

                 Investors may judge the performance of the Portfolios by comparing them to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies. Such comparisons may be made by referring to market indices such as those prepared by Dow Jones & Co., Inc., Russell, Salomon Brothers, Inc., Lehman Brothers or Standard & Poor's Ratings Group or any of their affiliates, the Consumer Price Index, the EAFE Index, the NASDAQ Composite, or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. Such comparisons may also be made by referring to data prepared by Lipper Analytical Services, Inc., (a widely recognized independent service which monitors the performance of mutual funds) Indata, Frank Russell, CDA, and the Bank Rate Monitor (which reports average yields for money market accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas). Other similar yield data, including comparisons to the performance of Mercantile repurchase agreements, or the average yield data for similar asset classes including but not limited to Treasury bills, notes and bonds, may also be used for comparison purposes. Comparisons may also be made to indices or data published in the following national financial publications: IBC/Donoghue's Money Fund Report(R), MorningStar, CDA/Wiesenberger, Money Magazine, Forbes, Fortune, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Fortune, Institutional Investor, U.S.A. Today and publications of Ibbotson Associates, Inc. and other publications of a local or regional nature. In addition to performance information, general information about the Portfolios that appears in a publication such as those mentioned above may be included in advertisements, supplemental sales literature and in reports to Shareholders.

                 From time to time, the Fund may include the following types of information in advertisements, supplemental sales literature and reports to
Shareholders: (1) discussions of general economic or financial principles (such as the effects of inflation, the power of compounding and the benefits of dollar-cost averaging);
(2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions; (4) descriptions of past or anticipated portfolio holdings for one or more of the Portfolios within the Fund; (5) descriptions of investment strategies for one or more of such Portfolios; (6) descriptions or comparisons of various investment products, which may or may not include the Portfolios; (7) comparisons of investment products (including the Portfolios) with relevant market or industry indices or other appropriate benchmarks; and (8) discussions of rankings or ratings by recognized rating organizations.

         In addition, with respect to the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios the benefits of tax-free investments may be communicated in advertisements or communications to shareholders. For example, the tables below present the approximate yield that a taxable investment must earn at various income brackets to produce after-tax yields equivalent to those of tax-exempt investments yielding from 4.50% to 7.00%. The yields below are for illustration purposes only and are not intended to represent current or future yields for the Portfolios, which may be higher or lower than those shown. The tax brackets shown below will be indexed for inflation for years after 1997. Investors should consult their tax advisor with specific reference to their own tax situation.

             APPROXIMATE YIELD TABLE:  SHORT-INTERMEDIATE MUNICIPAL
                     AND NATIONAL MUNICIPAL BOND PORTFOLIOS

 SINGLE RETURN


                                                    --------Tax-Exempt Yields---------
Sample Taxable                  Federal
    Income                     Marginal
    (1997)                     Tax Rate             4.50%   5.00%   5.50%   6.50%   7.00%

FROM
 $0 TO
 $24,000                         15.00%             5.29%   5.88%   6.47%   7.65%   8.24%

FROM
 $24,000 TO
 $58,150                         28.00%             6.25%   6.64%   7.64%   9.03%   9.72%

FROM
 $58,150 TO
 $121,300                        31.00%             6.52%   7.25%   7.97%   9.42%  10.41%

FROM
 $121,300 TO
 $263,750                        36.00%             7.03%   7.81%   8.59%  10.16%  10.94%

OVER
 $263,750                        39.60%             7.45%   8.28%   9.11%  10.76%  11.59%

             APPROXIMATE YIELD TABLE:  SHORT-INTERMEDIATE MUNICIPAL
                     AND NATIONAL MUNICIPAL BOND PORTFOLIOS


MARRIED FILING
    JOINTLY
                                                  ----------Tax-Exempt Yields-----------

Sample Taxable                  Federal
    Income                     Marginal
    (1997)                     Tax Rate             4.50%   5.00%   5.50%   6.50%   7.00%

FROM
 $0 TO
 $40,000                         15.00%             5.29%   5.88%   6.47%   7.65%   8.24%

FROM
 $40,000 TO
 $96,900                         28.00%             6.25%   6.94%   7.64%   9.03%   9.72%

FROM
 $96,900 TO
 $147,700                        31.00%             6.52%   7.25%   7.97%   9.42%  10.14%

FROM
 $147,700 TO
 $263,750                        36.00%             7.03%   7.81%   8.59%  10.16%  10.94%

OVER
 $263,750                        39.60%             7.45%   8.28%   9.11%  10.76%  11.59%

          APPROXIMATE YIELD TABLE:  MISSOURI TAX-EXEMPT BOND PORTFOLIO

 SINGLE RETURN                               Combined
                                           Federal and
Sample Taxable                               Missouri      ---------------Tax-Exempt Yields--------------
    Income         Marginal    Marginal    Marginal Tax
    (1997)         Tax Rate    Tax Rate        Rate          4.50%   5.00%   5.50%   6.00%   6.50%   7.00%

FROM
 $0 TO
 $24,000             15.00%       6.00%         20.10%       5.63%   6.26%   6.88%   7.51%   8.14%   8.76%

FROM
 $24,000 TO
 $58,150             28.00%       6.00%         32.32%       6.65%   7.39%   8.13%   8.87%   9.60%  10.34%

FROM
 $58,150 TO
 $121,300            31.00%       6.00%         35.14%       6.94%   7.71%   8.48%   9.25%  10.02%  10.79%

FROM
 $121,300 TO
 $263,750            36.00%       6.00%         39.84%       7.48%   8.31%   9.14%   9.97%  10.80%  11.64%

OVER
 $263,750            39.60%       6.00%         43.22%       7.93%   8.81%   9.69%  10.57%  11.45%  12.33%


          APPROXIMATE YIELD TABLE:  MISSOURI TAX-EXEMPT BOND PORTFOLIO


MARRIED FILING
    JOINTLY                                  Combined
                                           Federal and     ---------------Tax-Exempt Yields--------------
Sample Taxable      Federal    Missouri      Missouri
    Income         Marginal    Marginal    Marginal Tax
    (1997)         Tax Rate    Tax Rate        Rate          4.50%   5.00%   5.50%   6.00%   6.50%   7.00%

FROM
 $0 TO
 $40,000             15.00%       6.00%         20.10%       5.63%   6.26%   6.88%   7.51%   8.14%   8.76%

FROM
 $40,000 TO
 $96,900             28.00%       6.00%         32.32%       6.65%   7.39%   8.13%   8.87%   9.60%  10.34%

FROM
 $96,900 TO
 $147,700            31.00%       6.00%         35.14%       6.94%   7.71%   8.48%   9.25%  10.02%  10.79%

FROM
 $147,700 TO
 $263,750            36.00%       6.00%         39.84%       7.48%   8.31%   9.14%   9.97%  10.80%  11.64%

OVER
 $263,750            39.60%       6.00%         43.22%       7.93%   8.81%   9.69%  10.57%  11.45%  12.33%


Such data are for illustrative purposes only and are not intended to indicate past or future performance results of a Portfolio. Actual performance of the Portfolios' may be more or less than that noted in the hypothetical illustrations.

         Since performance will fluctuate, performance data for the Portfolios cannot necessarily be used to compare an investment in

Portfolios' shares with bank deposits, savings accounts, and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. The current yield and performance of the Portfolios may be obtained by calling the Fund at: INVESTOR A OR INVESTOR B SHARES - 1-800-452-ARCH; OR TRUST OR INSTITUTIONAL SHARES - 1-800-452-4015.

                             DESCRIPTION OF SHARES

         The Fund's Articles of Incorporation authorize the Board of Directors to issue up to seven billion full and fractional shares of capital stock, and to classify or reclassify any unissued shares of the Fund into one or more additional classes or by setting or changing in any one or more respects, their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. Pursuant to such authority the Fund's Board of Directors has authorized the issuance of fifty-seven classes of shares representing interests in one of seventeen investment Portfolios: the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, Kansas Tax-Exempt Bond (not described in this Statement of Additional Information), National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios. Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares in each Portfolio (except the Treasury Money Market, Intermediate Corporate Bond, Bond Index and Equity Index Portfolios, which do not offer Investor B Shares, the Tax-Exempt Money Market and Short-Intermediate Municipal Portfolios, which do not offer Institutional or Investor B Shares and the Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios, which do not offer Institutional Shares) are offered through separate prospectuses to different categories of investors. Portfolio shares have no preemptive rights and only such conversion or exchange rights as the Board may grant in its discretion. When issued for payment as described in the Prospectuses, the shares will be fully paid and nonassessable.

         Except as noted in the Prospectuses with respect to certain sub-transfer agency expenses borne by Institutional Shares and below with respect to the Administrative Services Plans for Trust Shares and Institutional Shares and the Distribution and Services Plans for Investor A Shares and Investor B Shares, shares of the Portfolios bear the same types of ongoing expenses with respect to the Portfolio to which they belong. In addition, Investor A Shares (other than Investor A Shares of the Money Market Portfolios) are subject to a front-end sales charge and Investor B Shares are subject to a contingent deferred sales charge as described in the Prospectuses. The classes also have different exchange privileges, and Investor B Shares are subject to conversion as described in the Prospectus for those shares.

         In the event of a liquidation or dissolution of the Fund, shares of a Portfolio are entitled to receive the assets available for distribution belonging to that Portfolio, and a proportionate distribution, based upon the relative asset values of the respective Portfolios, of any general assets not belonging to any particular Portfolio which are available for distribution. Shareholders of a Portfolio are entitled to participate equally in the net distributable assets of the particular Portfolio involved on liquidation, except that Trust Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Administrative Services Plan for those shares, Institutional Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Administrative Service Plan for those shares, Investor A Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Distribution and Services Plan for those shares and Investor B Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Distribution and Services Plan for those shares. In addition, Institutional Shares will be solely responsible for the payment of certain sub-transfer agency fees attributable to those shares.

                 Holders of all outstanding shares of a particular Portfolio will vote together in the aggregate and not by class, except that only Trust Shares of a Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to a Portfolio's Administrative Services Plan for Trust Shares, only Institutional Shares of a Portfolio's will be entitled to vote on matters submitted to a vote of shareholders pertaining to such Portfolio's Administrative Services Plan for Institutional Shares, only Investor A Shares of a Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to such Portfolio's Distribution and Services Plan for Investor A Shares and only Investor B Shares of a Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to such Portfolio's Distribution and Services Plan for Investor B Shares. Further, shareholders of all of the Portfolios, irrespective of class, will vote in the aggregate and not separately on a Portfolio-by-Portfolio basis, except as otherwise required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular Portfolio or class of shares. Rule

18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of a "series" investment company such as the Fund shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each series (Portfolio) affected by the matter. A Portfolio is considered to be affected by a matter unless it is clear that the interests of each Portfolio in the matter are identical or that the matter does not affect any interest of the Portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment objective or investment policy would be effectively acted upon with respect to a Portfolio only if approved by a majority of the outstanding shares of that Portfolio. However, the Rule also provides that the ratification of the appointment of independent auditors, the approval of principal underwriting contracts, and the election of directors may be effectively acted upon by shareholders of the Fund's Portfolios voting without regard to Portfolio or class.

                 Shares in the Fund's Portfolios will be issued without certificates.


                    ADDITIONAL INFORMATION CONCERNING TAXES

IN GENERAL

                 The following summarizes certain additional tax considerations generally affecting the Portfolios and their shareholders that are not described in the Prospectuses. No attempt is made to present a detailed explanation of the tax treatment of the Portfolios or their shareholders, and the discussion here and in the Prospectuses are not intended as a substitute for careful tax planning. Potential investors should consult their tax advisors with specific reference to their own tax situations.

                 Each Portfolio of the Fund is treated as a separate corporate entity under the Code. Each Portfolio intends to qualify each year as a regulated investment company. In order to so qualify for a taxable year under the Code, each Portfolio must satisfy, in addition to the distribution requirement described in the Prospectuses, certain other requirements set forth below.

                 At least 90% of the gross income for a taxable year of each Portfolio must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, and other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the

Portfolio's business of investing in such stock, securities or currencies (the "Gross Income Requirement")

         A Portfolio also must derive less than 30% of its gross income for a taxable year from gains realized on the sale or other disposition of securities and certain other investments held for less than three months (the "Short-Short Gain Test"). Interest (including original issue discount and accrued market discount) received by a Portfolio upon maturity or disposition of a security held for less than three months will not be treated as gross income derived from the sale or other disposition of such security within the meaning of this requirement. However, any income that is attributable to real market appreciation will be treated as gross income from the sale or other disposition of securities for this purpose. With respect to covered call options, if the call is exercised by the holder, the premium and the price received on exercise constitute the proceeds of sale, and the difference between the proceeds and the cost of the securities subject to the call is capital gain or loss. Premiums from expired call options written by a Portfolio and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses. With respect to forward contracts, futures contracts, options on futures contracts, and other financial instruments subject to the mark-to-market rules described below under "Taxation of Certain Financial Instruments," the Internal Revenue Service has ruled in private letter rulings that a gain realized from such a contract, option or financial instrument will be treated as being derived from a security held for three months or more (regardless of the actual period for which the contract, option or instrument is held) if the gain arises as a result of a constructive sale under the mark-to-market rules, and will be treated as being derived from a security held for less than three months only if the contract, option or instrument is terminated (or transferred) during the taxable year (other than by reason of mark-to-market) and less than three months have elapsed between the date the contract, option or instrument is acquired and the termination date. Increases and decreases in the value of a Portfolio's forward contracts, futures contracts, options on futures contracts and other investments that qualify as part of a "designated hedge," as defined in Section 851(g) of the Code, may be netted for purposes of determining whether the Short-Short Gain Test is met.

         Finally, at the close of each quarter of its taxable year, at least 50% of the value of a Portfolio's assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which a Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which that Portfolio does not hold more than 10% of the outstanding voting securities of such issuer) and no more than 25% of the value of such Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses.

                 Each Portfolio will designate any distribution of the excess of net long-term capital gain over net short-term capital loss as a capital gain dividend in a written notice mailed to shareholders within 60 days after the close of the Portfolio's taxable year. Such distributions, if any, will be taxable to shareholders who are not currently exempt from federal income tax as long-term capital gains, no matter how long the shareholder has held these shares. Shareholders should note that, upon the sale or exchange of Portfolio shares, if the shareholder has not held such shares for more than six months, any loss on the sale or exchange of those shares will be treated as long-term capital loss to the extent of the capital gain dividends received with respect to the shares.

                 Ordinary income to individuals is taxable at a maximum marginal rate of 39.6%, but because of limitations on itemized deductions otherwise allowable and the phase-out of personal exemptions, the maximum effective marginal rate of tax for some taxpayers may be higher. An individual's long-term capital gains are taxable at a maximum rate of 28%. For corporations, long-term capital gains and ordinary income are both taxable at a maximum nominal rate of 35%.

                 A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income each year to avoid liability for this excise tax.

                 If for any taxable year a Portfolio does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions would be taxable as ordinary income to shareholders, to the extent of the Portfolio's current and accumulated earnings and profits and would be eligible for the dividends received deduction allowed to corporations.

THE TAX-EXEMPT PORTFOLIOS

                 The policy of each Tax-Exempt Portfolio is to pay to its shareholders each year as exempt-interest dividends substantially all of its Municipal Obligation interest income net of certain deductions. In order for a Tax-Exempt Portfolio to pay exempt-interest dividends for any taxable year, at the close of each quarter of its taxable year at least 50% of the aggregate value of the Portfolio's assets must consist of exempt-interest obligations. Exempt-interest dividends may be treated by the shareholders as items of interest excludable from their gross income under Section 103(a) of the Code. An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by a Tax-Exempt Portfolio and designated as an exempt-interest dividend in a written notice mailed to shareholders not later than forty-five days (with respect to Missouri income tax) and sixty days (with respect to federal income tax) after the close of the Portfolio's taxable year. However, the aggregate amount of dividends so designated by the Portfolio cannot exceed the excess of the amount of interest exempt from tax under
Section 103 of the Code received by the Portfolio during the taxable year over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. The percentage of total dividends paid for any taxable year which qualifies as exempt-interest dividends will be the same for all shareholders receiving dividends from the Portfolio during such year, regardless of the period for which the Shares were held.

                 Shareholders who might be treated as a "substantial user" or a "related person" to such user with respect to facilities financed through any of the tax-exempt obligations held by a Tax-Exempt Portfolio, are advised to consult their tax advisors with respect to whether exempt-interest dividends retain the exclusion under Section 103(a). A "substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person (i) who regularly uses a part of such facilities in his trade or business and (ii)(A) whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (B) who occupies more than 5% of the usable area of such facilities or (C) for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, partnerships and its partners, and S corporations and their shareholders.

                 Interest on indebtedness incurred by a shareholder to purchase or carry shares of the Tax-Exempt Portfolios generally is not deductible for federal income tax purposes. In addition, if a shareholder holds Portfolio Shares for six months or less, any loss on the sale or exchange of those Shares will be disallowed to the extent of the amount of exempt-interest dividends received with respect to the Shares. The Treasury Department, however, is authorized to issue regulations reducing the six months holding requirement to a period of not less than the greater of 31 days or the period between regular dividend distributions where the investment company regularly distributes at least 90% of its net tax-exempt interest. No such regulations had been issued as of the date of this Statement of Additional Information.

TAXATION OF CERTAIN FINANCIAL INSTRUMENTS
                 Special rules govern the federal income tax treatment of financial instruments that may be held by the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity or Balanced Portfolios. These rules may have a particular impact on the amount of income or gain that a Portfolio must distribute to shareholders to comply with the distribution requirement, on the income or gain qualifying under the Gross Income Requirement, and on a Portfolio's ability to comply with the Short-Short Gain Test described above.


                 Generally, futures contracts and options on futures contracts held by a Portfolio at the close of its taxable year are treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "mark-to-market." Forty percent of any gain or loss resulting from such constructive sales are treated as short-term capital gain or loss and 60% of such gain or loss are treated as long-term capital gain or loss without regard to the period the Portfolio holds the futures contract or related option (the "40-60 rule"). The amount of any capital gain or loss actually realized by a Portfolio in a subsequent sale or other disposition of those futures contracts and related options is adjusted to reflect any capital gain or loss taken into account by a Portfolio in a prior year as a result of the constructive sale of the contracts and options. Losses with respect to futures contracts to sell and related options, which are regarded as parts of a "mixed straddle" because their values fluctuate inversely to the values of specific securities held by a Portfolio, are subject to certain loss deferral rules which limit the amount of loss currently deductible on either part of the straddle to the amount thereof which exceeds the unrecognized gain, if any, with respect to the other part of the straddle, and to certain wash sales regulations. Under short sales rules, which are also applicable, the holding period of the securities forming part of the straddle will (if they have not been held for the long-term holding period) be deemed not to begin prior to termination of the straddle. With respect to certain futures contracts and related options, deductions for interest and carrying charges may not be allowed. Notwithstanding the rules described above, with respect to futures contracts to sell and related options which are properly identified as such, a Portfolio may make an election which will exempt (in whole or in part) those identified futures contracts and options from being treated for federal income tax purposes as sold on the last business day of the Portfolio's taxable year, but gains and losses will be subject to such short sales, wash sales and loss deferral rules and the requirement to capitalize interest and carrying charges. Under Temporary Regulations, a Portfolio would be allowed (in lieu of the foregoing) to elect either (1) to offset gains or losses from positions which are part of a mixed straddle by separately identifying each mixed straddle to which such treatment applies, or (2) to establish a mixed straddle account for which gains and losses would be recognized and offset on a periodic basis during the taxable year. Under either election, the 40-60 rule will apply to the net gain or loss attributable to the futures contracts and options, but in the case of a mixed straddle account election, not more than 50% of any net gain may be treated as long-term and no more than 40% of any net loss may be treated as short-term.
                 Certain foreign currency contracts (including forward foreign currency exchange contracts) entered into by the International Equity Portfolio may be subject to the mark-to-market rules described above. To receive such treatment, a foreign currency contract must meet the following conditions: (1) the contract must require delivery of a foreign currency of a type in which regulated futures contracts are traded or upon which the settlement value of the contract depends; (2) the contract must be entered into at arm's length at a price determined by reference to the price in the interbank market; and (3) the contract must be traded in the interbank market. The Treasury Department has broad authority to issue regulations under these provisions. As of the date of this Statement of Additional Information, the Treasury Department had not issued any such regulations. Other foreign currency contracts entered into by the Portfolio may result in the creation of one or more straddles for federal income tax purposes, in which case certain loss deferral, short sales, and wash sales rules and the requirement to capitalize interest and carrying charges may apply.

                 Some of the non-U.S. dollar denominated investments that certain of the taxable Portfolios may make, such as non-U.S.
dollar-denominated debt securities and obligations and preferred stock, as well as some of the foreign currency contracts the

International Equity Portfolio may enter into, may be subject to the provisions of Subpart J of the Code, which govern the federal income tax treatment of certain transactions denominated in terms of a currency other than the U.S. dollar or determined by reference to the value of one or more currencies other than the U.S dollar. The types of transactions covered by these provisions include the following: (1) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury regulations, preferred stock); (2) the accruing of certain trade receivables and payables; and (3) the entering into or acquisition of any forward contract, futures contract, option and similar financial instrument. The disposition of a currency other than the U.S. dollar by a U.S. taxpayer also is treated as a transaction subject to the special currency rules. However, foreign currency-related regulated futures contracts and nonequity options generally are not subject to the special currency rules if they are or would be treated as sold for their fair market value at year-end under the mark-to-market rules, unless an election is made to have such currency rules apply. With respect to transactions covered by the special rules, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and normally is taxable as ordinary gain or loss. A Portfolio may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts, futures contracts and options that are capital assets in the hands of the Portfolio and which are not part of a straddle. In accordance with Treasury Regulations, certain transactions subject to the special currency rules that are part of a "Section 988 hedging transaction" (as defined in the Code and Treasury regulations) will be integrated and treated as a single transaction or otherwise treated consistently for purposes of the Code. "Section 988 hedging transactions" are not subject to the mark-to-market or loss deferral rules under the Code. Gain or loss attributable to the foreign currency component of transactions engaged in by a Portfolio which are not subject to the special currency rules (such as foreign equity investments other than certain preferred stocks) is treated as capital gain or loss and is not segregated from the gain or loss on the underlying transaction.

CONCLUSIONS

                 The foregoing discussion is based on federal tax laws and regulations which are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action. Shareholders are advised to consult their tax advisors concerning the application of state and local taxes.

                             MANAGEMENT OF THE FUND

DIRECTORS AND OFFICERS

                 The directors and executive officers of the Fund, their addresses, ages, principal occupations during the past five years, and other affiliations are as follows:

                                                                     Principal Occupations
                                          Position with              During Past 5 years
Name and Address                          the Fund                   and other affiliations
----------------                          -------------              ----------------------
Jerry V. Woodham*                         Chairman of                Treasurer, St. Louis
St. Louis University                      The Board;                 University, August 1996
3500 Lindell                              President and              to present; Treasurer,
Fitzgerald Hall                           Director                   Washington University,
St. Louis, MO  63131                                                 1981 to 1995
Age:  53

Robert M. Cox, Jr.                        Director                   Senior Vice President and
Emerson Electric Co.                                                 Advisory Director, Emerson
8000 W. Florissant Ave.                                              Electric Co. since November P.O. Box 4100 1990.
St. Louis, MO  63136-8506
Age:  51

Joseph J. Hunt                            Director                   General Vice-President
Iron Workers District                                                International Association of
  Council                                                            Bridge, Structural and Orna-
3544 Watson Road                                                     mental Iron Workers (Interna-
St. Louis, MO  63139                                                 tional Labor Union), January 1994
Age:  54                                                             to present; General Organizer,
                                                                     International Association of Bridge,
                                                                     Structural and Ornamental Iron
                                                                     Workers, September 1983 to
                                                                     December 1993.

James C. Jacobsen                         Director                   Director, Kellwood Company,
Kellwood Company                                                     (manufacturer of wearing
600 Kellwood Parkway                                                 apparel and camping softgoods)
Chesterfield, MO  63017                                              since 1975; Vice Chairman,
Age:  61                                                             Kellwood Company since May
                                                                     1989.

________________________

*   Mr. Woodham is an "interested person" of the Fund as defined in the 1940
    Act.

                                                                     Principal Occupations
                                         Position with               During Past 5 years
Name and Address                            the Fund                 and other affiliations
----------------                         -------------              ----------------------
Lyle L. Meyer                             Director                   Vice President, The Jefferson
Jefferson Smurfit                                                    Smurfit Corporation (manu-
Corporation                                                          facturer of paperboard and
8182 Maryland Avenue                                                 packaging materials), April
St. Louis, MO 63105                                                  1989 to present; President,
Age:  60                                                             Smurfit Pension & Insurance Services
                                                                     Company, November 1982 to December 1992.


Ronald D. Winney*                         Director and               Treasurer, Ralston
Ralston Purina Company                    Treasurer                  Purina Company
Checkerboard Square                                                  Since 1985.
St. Louis, MO 63164
Age:  54

W. Bruce McConnel, III                    Secretary                  Partner of the law
Suite 1100                                                           firm of Drinker Biddle
1345 Chestnut Street                                                 & Reath, LLP Philadelphia,
Philadelphia, PA 19107                                               Pennsylvania Since 1977.
Age:  54

Walter B. Grimm*                          Assistant                  From June, 1992 to present,
3435 Stelzer Road                         Secretary                  employee of BISYS Fund
Columbus, OH 43219                                                   Services; From 1989 to June, 1992
Age:  51                                                             President of Leigh
                                                                     Investments Consulting/
                                                                     Investments (investment
                                                                     firm).

Stephen G. Mintos*                        Vice President             From April, 1987 to present,
3435 Stelzer Road                         and Assistant              employee of BISYS Fund
Columbus, OH 43219                        Treasurer                  Services.
Age:  43


* Messrs. Grimm, Winney, and Mintos are "interested persons" of the Fund as defined in the 1940 Act.

                 Each Director receives an annual fee of $10,000 plus reimbursement of expenses incurred as a Director. The Chairman of the Board and President of the Fund receives an additional annual fee of $5,000 for his services in these capacities. For the fiscal year ended November 30, 1996, the Fund paid or accrued for the account of its directors as a group, for services in all capacities, a total of $76,082.90. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Fund. As of the date of this Statement of Additional Information, the directors and officers of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund.


                 The following chart provides certain information about the fees received by the Fund's directors for their services as members of the Board of Directors and committees thereof for the fiscal year ended November 30, 1996:


                                                          PENSION OR
                                      AGGREGATE           RETIREMENT               TOTAL
                                    COMPENSATION        AS PART OF FUND         COMPENSATION
          NAME OF DIRECTOR         FROM THE FUND            EXPENSE             FUND COMPLEX*
          ----------------         -------------        ---------------         -------------
         Jerry V. Woodham               $15,000                N/A                $15,000.00

         Robert M. Cox, Jr.             $10,166.35             N/A                $10,166.35

         Joseph J. Hunt                 $10,000                N/A                $10,000.00

         James C. Jacobsen              $10,266.60             N/A                $10,266.60

         Donald E. Kiernan**            $10,101.55             N/A                $10,101.55

         Lyle L. Meyer                  $10,287.60             N/A                $10,287.60

         Ronald D. Winney               $10,260.60             N/A                $10,260.60


*        The "Fund Complex" consists solely of the Fund.
**       Mr. Kiernan resigned as a director of the Fund on April 3, 1997.


INVESTMENT ADVISORY, SUB-ADVISORY AND ADMINISTRATION AGREEMENTS

                MVA serves as investment adviser to each Portfolio. In addition, Clay Finlay serves as sub-adviser to the International Equity Portfolio. Pursuant to the advisory and sub-advisory agreements, MVA and Clay Finlay have agreed to provide investment advisory and sub-investment advisory services, respectively, as described in the Portfolios' Prospectuses. MVA and Clay Finlay have agreed to pay all expenses incurred by them in connection with their activities under their respective agreements other than the cost of securities, including brokerage commissions, if any, purchased for the Portfolios.

                The investment advisory agreement (and sub-advisory agreement for the International Equity Portfolio) provide that MVA and Clay Finlay, respectively, shall not be liable for any error of judgment or mistake of law or for any loss suffered in connection with the performance of their respective agreements, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of their duties or from reckless disregard by them of their duties and obligations thereunder.

                Under its administration agreement with the Fund, BISYS Fund Services Ohio, Inc. (the "Administrator") serves as administrator. The Administrator has agreed to maintain office facilities for the Portfolios, furnish the Portfolios with statistical and research data, clerical, accounting, and certain bookkeeping services, stationery and office supplies, and certain other services required by the Portfolios, and to compute the net asset value and net income of the Portfolios. The Administrator prepares annual and semi-annual reports to the SEC on Form N-SAR, compiles data for and prepares federal and state tax returns and required tax filings other than those required to be made by the Fund's custodian and transfer agent, prepares the Fund's compliance filings with state securities commissions, maintains the registration or qualification of shares for sale under the securities laws of any state in which the Fund's shares shall be registered, assists in the preparation of annual and semi-annual reports to shareholders of record, participates in the periodic updating of the Fund's Registration Statement, prepares and assists in the timely filing of notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act, arranges for and bears the cost of processing share purchase, exchange and redemption orders, keeps and maintains the Portfolios' financial accounts and records including calculation of daily expense accruals, monitors compliance procedures for each of the classes of the Fund's Portfolios with each Portfolio's investment objective, policies and limitations, tax matters, and applicable laws and regulations, and generally assists in all aspects of the Portfolios' operations. The Administrator bears all expenses in connection with the performance of its services, except that a Portfolio bears any expenses incurred in connection with any use of a pricing service to value portfolio securities. (See "Net Asset Value -- Equity and Bond Portfolios" above).

                From time to time, MVA and the Administrator may voluntarily waive a portion or all of their respective fees otherwise payable to them with respect to the Fund's Portfolios in order to increase the net income available for distribution to shareholders. For the fiscal year or period ended November 30, 1996, MVA was paid advisory fees, after waivers, as follows:

                                                                         FEES PAID
      PORTFOLIOS                                                      (AFTER WAIVERS)           WAIVERS
      ----------                                                      ---------------           -------
  The ARCH Treasury Money Market Portfolio                                $882,177              $179,300

  The ARCH Money Market Portfolio                                       $2,787,213              $628,005

  The ARCH Tax-Exempt Money Market Portfolio                              $334,446               $47,714

  The ARCH U.S. Government Securities Portfolio                           $280,649                    $0

  The ARCH Government & Corporate Bond Portfolio                          $674,595                    $0

  The ARCH Short-Intermediate Municipal Portfolio                               $0              $147,782

  The ARCH Missouri Tax-Exempt Bond Portfolio                             $327,773                    $0

  The ARCH National Municipal Bond Portfolio                                    $0               $70,262

  The ARCH Growth & Income Equity Portfolio                             $2,231,228                    $0

  The ARCH Small Cap Equity Portfolio                                   $1,556,817                   $62

  The ARCH International Equity Portfolio                                 $393,668              $140,840

  The ARCH Balanced Portfolio                                             $950,916                    $0

                For the fiscal year or period ended November 30, 1995, MVA was paid advisory fees, after waivers, as follows:


                                                                        FEES PAID
      PORTFOLIOS                                                     (AFTER WAIVERS)           WAIVERS
      ----------                                                     ---------------           -------
  The ARCH Treasury Money Market Portfolio                                   $795,911           $124,279

  The ARCH Money Market Portfolio                                          $2,202,658           $314,865

  The ARCH Tax-Exempt Money Market Portfolio(1)                              $161,659            $23,094

  The ARCH U.S. Government Securities Portfolio                              $208,179                 $0

  The ARCH Government & Corporate Bond Portfolio                             $660,877                 $0

  The ARCH Short-Intermediate Municipal Portfolio(2)                               $0            $38,167

  The ARCH Missouri Tax-Exempt Bond(1) Portfolio                             $156,100                 $0

  The ARCH Growth & Income Equity Portfolio                                $1,736,792                 $0

  The ARCH Small Cap Equity Portfolio                                        $962,984                 $0

  The ARCH International Equity Portfolio                                    $239,167            $78,752

  The ARCH Balanced Portfolio                                                $775,992                 $0

________________________
(1)       For the six-month period ended November 30, 1995.
(2) For the period from commencement of operations (July 10, 1995) through November 30, 1995.

                 For the fiscal year or period ended November 30, 1994, MVA was paid advisory fees, after waivers, as follows:


                                                                           FEES PAID
      PORTFOLIOS                                                        (AFTER WAIVERS)          WAIVERS
      ----------                                                        ---------------          -------
  The ARCH Treasury Money Market Portfolio                                   $676,057           $353,812

  The ARCH Money Market Portfolio                                          $2,158,091           $311,198

  The ARCH U.S. Government Securities Portfolio                              $200,493               $209

  The ARCH Government & Corporate Bond Portfolio                             $668,999             $2,128

  The ARCH Growth & Income Equity Portfolio                                $1,441,612             $9,612

  The ARCH Small Cap Equity Portfolio                                        $577,534             $2,815

  The ARCH International Equity Portfolio(1)                                  $73,083            $42,943

  The ARCH Balanced Portfolio                                                $685,226            $14,157

  The ARCH Missouri Tax-Exempt Bond Portfolio                                $230,777            $91,762

    (1) For the period from commencement of operations (April 4, 1994) through November 30, 1994.

                 For the years ended May 31, 1995 and 1994, the Predecessor Tax-Exempt Money Market and Predecessor Missouri Tax-Exempt Bond Portfolios paid MVA advisory fees, after waivers, as follows:


                                                           FEES PAID
      PORTFOLIOS                                        (AFTER WAIVERS)                    WAIVERS
      ----------                                        ---------------                    -------
                                                      1995            1994           1995           1994
                                                      ----            ----           ----           ----
  The Predecessor Tax-Exempt Money Market
  Portfolio                                         $327,584        $440,267       $93,173        $146,756

  The Predecessor Missouri Tax-Exempt Bond
  Portfolio                                         $230,777        $123,192       $91,762        $193,555

                 For the fiscal year or period ended November 30, 1996, the Administrator was paid administration fees, after waivers, as follows:


                                                                      FEES PAID
      PORTFOLIOS                                                   (AFTER WAIVERS)             WAIVERS
      ----------                                                   ---------------             -------
  The ARCH Treasury Money Market Portfolio                             $304,595                $196,144

  The ARCH Money Market Portfolio                                    $1,055,556                $652,053

  The ARCH Tax-Exempt Money Market Portfolio                            $95,540                   $0

  The ARCH U.S. Government Securities Portfolio                         $62,335                 $62,398

  The ARCH Government & Corporate Bond Portfolio                       $149,866                $149,916

  The ARCH Short-Intermediate Municipal Portfolio                       $26,854                 $26,878

  The ARCH Missouri Tax-Exempt Bond Portfolio                           $72,831                 $72,846

  The ARCH National Municipal Bond Portfolio                             $7,016                 $18,530

  The ARCH Growth & Income Equity Portfolio                            $405,497                $405,859

  The ARCH Small Cap Equity Portfolio                                  $207,502                $207,666

  The ARCH International Equity Portfolio                               $80,098                 $26,804

  The ARCH Balanced Portfolio                                          $126,789                $126,784

         For the fiscal year or period ended November 30, 1995, the Administrator was paid administration fees, after waivers, as follows:


                                                                       FEES PAID
      PORTFOLIOS                                                    (AFTER WAIVERS)              WAIVERS
      ----------                                                    ---------------              -------
  The ARCH Treasury Money Market Portfolio                               $230,049                $230,045

  The ARCH Money Market Portfolio                                        $629,331                $629,431

  The ARCH Tax-Exempt Money Market Portfolio(1)                           $46,188                      $0

  The ARCH U.S. Government Securities Portfolio                           $46,262                 $46,322

  The ARCH Government & Corporate Bond Portfolio                         $146,859                $147,087

  The ARCH Short-Intermediate Municipal Portfolio(2)                       $6,965                  $6,914

  The ARCH Missouri Tax-Exempt Bond Portfolio(1)                          $34,689                 $34,808

  The ARCH Growth & Income Equity Portfolio                              $315,754                $316,168

                                                                       FEES PAID
      PORTFOLIOS                                                    (AFTER WAIVERS)              WAIVERS
      ----------                                                    ---------------              -------
  The ARCH Small Cap Equity Portfolio                                    $128,398                $128,825

  The ARCH International Equity Portfolio                                 $47,635                 $15,949

  The ARCH Balanced Portfolio                                            $103,465                $103,589
---------------

   (1)    For the six-month period ended November 30, 1995.

   (2) For the period from commencement of operations (July 10, 1995) through November 30, 1995

                 For the fiscal year or period ended November 30, 1994, the Administrator was paid administration fees, after waivers, as follows:


                                                                        FEES PAID
      PORTFOLIOS                                                     (AFTER WAIVERS)             WAIVERS
      ----------                                                     ---------------             -------
  The ARCH Treasury Money Market Portfolio                               $257,468               $257,467

  The ARCH Money Market Portfolio                                        $616,597               $618,047

  The ARCH U.S. Government Securities Portfolio                           $44,554                $44,647

  The ARCH Government & Corporate Bond Portfolio                         $148,667               $149,612

  The ARCH Growth & Income Equity Portfolio                              $262,112               $265,606

  The ARCH Small Cap Equity Portfolio                                     $77,005                $77,755

  The ARCH International Equity Portfolio(1)                              $17,350                 $5,855

  The ARCH Balanced Portfolio                                             $91,363                $95,139

________________________

(1)  Commenced operations April 4, 1994.

         For the years ended May 31, 1995 and 1994, the Predecessor Tax-Exempt Money Market and Predecessor Missouri Tax-Exempt Bond Portfolios paid the Administrator administration fees, after waivers, as follows:


                                                            FEES PAID
                    PORTFOLIOS                           (AFTER WAIVERS)                   WAIVERS
                    ----------                            -------------                    -------
                                                      1995          1994           1995            1994
                                                    --------       -------        -------        --------
  The Predecessor Tax-Exempt Money Market
  Portfolios                                       $105,189       $146,756          $0              $0

  The Predecessor Missouri Tax-Exempt Bond
  Portfolio                                        $143,351        $70,367        $71,654         $70,449

         The Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios had not commenced operations as of November 30, 1996.

CUSTODIAN AND TRANSFER AGENT

                 Mercantile is Custodian of the Portfolios' assets pursuant to a Custodian Agreement. Under the Custodian Agreement, Mercantile has agreed to
(i) maintain a separate account or accounts in the name of each Portfolio; (ii) receive and disburse money on behalf of each Portfolio; (iii) collect and receive all income and other payments and distributions on account of each Portfolio's portfolio securities; (iv) respond to correspondence relating to its duties; and (v) make periodic reports to the Fund's Board of Directors concerning the operations of each Portfolio. Mercantile may, at its own expense, open and maintain a custody account or accounts on behalf of each Portfolio with other banks or trust companies, provided that Mercantile shall remain liable for the performance of all of its custodial duties under the Custodian Agreement, notwithstanding any delegation. Mercantile is authorized to select one or more banks or trust companies to serve as sub-custodian on behalf of the Portfolios, provided that Mercantile shall remain responsible for the performance of all of its duties under the Custodian Agreement and shall hold the Fund harmless from the acts and omissions of any bank or trust company servicing as sub-custodian.

                 In the opinion of the staff of the SEC, since the Custodian is an affiliate of the investment adviser, the Fund and the Custodian are subject to the requirements of Rule 17f-2 under the 1940 Act. Accordingly the Fund and the Custodian intend to comply with the requirements of such rule.

                 Pursuant to the Custodian Agreement with the Fund, each Portfolio pays Mercantile an annual fee. For each Money Market Portfolio this fee is paid monthly and calculated daily at the rate of $.125 for each $1,000 of each such Portfolio's average daily net assets plus, in the case of the Tax-Exempt Money Market Portfolio only, $50 for each interest collection or claim item. For the Equity and Bond Portfolios (except the International Equity Portfolio), this fee, which is paid monthly, is calculated as the greater of $6,000 or $.30. For the International Equity Portfolio, this fee, which is calculated daily and paid monthly, is .17% of the Portfolio's average daily net assets for the first $50 million; .155% of the Portfolio's average daily net assets for the next $50 million; .13% of the Portfolio's average daily net assets for the next $150 million; and .105% of the Portfolio's average daily net assets thereafter. Each Equity and Bond Portfolio also pays $15.00 for each purchase, sale or delivery of a security upon its maturity date, $50.00 for each interest collection or claim item, $20.00 for each transaction involving GNMA, tax-free or other non-depository registered items with monthly dividends or interest, $30.00 for each purchase, sale or expiration of an option contract, $50.00 for each purchase, sale or expiration of a futures contract, and $15.00 for each repurchase trade with an institution other than Mercantile. In addition, each Portfolio pays Mercantile's incremental costs in providing foreign custody services for any foreign-denominated and foreign-held securities and reimburses Mercantile for out-of-pocket expenses related to such services.

         BISYS Fund Services Ohio, Inc. also serves as the Fund's transfer agent and dividend disbursing agent (in those capacities, the "Transfer Agent") pursuant to a Transfer Agency Agreement. Under the Agreement, the Transfer Agent has agreed to (i) process shareholder purchase and redemption orders; (ii) maintain shareholder records for each of the Portfolios' shareholders; (iii) process transfers and exchanges of shares of the Portfolios; (iv) issue periodic statements for each of the Portfolios' shareholders; (v) process dividend payments and reinvestments; (vi) assist in the mailing of shareholder reports and proxy solicitation materials; and (vii) make periodic reports to the Fund's Board of Directors concerning the operations of each Portfolio.

DISTRIBUTION AND SERVICE ORGANIZATIONS
     BISYS Fund Services (the "Distributor"), an affiliate of the Administrator, serves as the Distributor of the Portfolios' shares pursuant to a Distribution Agreement. Under the Distribution Agreement, the Distributor, as agent, sells shares of the Portfolios on a continuous basis. The
Distributor has agreed to use appropriate efforts to solicit orders for the sale of shares. With respect to each Portfolio's Trust Shares and Institutional Shares, no compensation is payable by the Fund to the Distributor for distribution services. The Distributor is entitled to the payment of a front-end sales charge on the sale of Investor A Shares of the Equity and Bond Portfolios as described in the Prospectus for such shares. For the fiscal years ended November 30, 1996, 1995 and 1994, the Distributor received front-end sales charges in connection with Investor A share purchases as follows: U.S. Government Securities Portfolio -- $823, $6,238 and $26,300, respectively; Government & Corporate Bond Portfolio -- $4655, $10,250 and $12,979, respectively; Missouri Tax-Exempt Bond Portfolio, $23,210, $45,981 and $96,782, respectively; Growth & Income Equity Portfolio -- $74,288, $96,851 and $95,623, respectively; Small

Cap Equity Portfolio $18,763, $60,626 and $87,769, respectively; and Balanced Portfolio -- $2,705, $7,442 and $24,483, respectively. For the fiscal years ended November 30, 1996 and 1995 and the period May 2, 1994 (commencement of operations) through November 30, 1994, the Distributor received front-end sales charges in connection with Investor A share purchases of the International Equity Portfolio of $11,417, $14,251 and $11,880. For the fiscal year ended November 30, 1996 and the period July 10, 1995 (commencement of operations) through November 30, 1995, the Distributor received front-end sales charges in connection with Investor A Share purchases of the Short-Intermediate Municipal Portfolio of $0. For the period November 18, 1996 (commencement of operations) through November 30, 1996, the Distributor received front-end sales charges in connection with Investor A Share purchases of the National Municipal Bond Portfolio of $0. Of these amounts, the Distributor retained $126, $784 and $3,318, respectively, and MVA and affiliates retained $385, $2,101 and $10,456, respectively, with respect to the U.S. Government Securities Portfolio; the Distributor retained $0, $1,354 and $1,720, respectively, and MVA and affiliates retained $3535, $8,711 and $5,834, respectively, with respect to the Government & Corporate Bond Portfolio; the Distributor retained $416, $6,400 and $13,608, respectively, and MVA and affiliates retained $5850, $9,735 and $8,954, respectively, with respect to the Missouri Tax-Exempt Bond Portfolio; the Distributor retained $1850, $11,647 and $11,846, respectively, and MVA and affiliates retained $27,769, $27,761 and $21,021, respectively, with respect to the Growth & Income Equity Portfolio; the Distributor retained $192, $7,085 and $10,476 respectively, and MVA and affiliates retained $10,277, $15,259 and $22,854 with respect to Small Cap Equity Portfolio; the Distributor retained $92, $871 and $3,466, respectively, and MVA and affiliates retained $1,311, $2,721 and $8,755, respectively, with respect to the Balanced Portfolio; the Distributor retained $1, $1,626 and $1,441, respectively, and MVA and affiliates retained $8226, $5,431 and $1,952, respectively, with respect to the International Equity Portfolio; the Distributor retained $0 and $0, respectively, and MVA and affiliates retained $0 and $0, respectively, with respect to the Short-Intermediate Municipal Portfolio; and the Distributor retained $0 and MVA and affiliates retained $0 with respect to the National Municipal Bond Portfolio.

                 The Distributor is also entitled to the payment of contingent deferred sales charges upon the redemption of Investor B Shares of the Portfolios. For the fiscal year ended November 30, 1996 and the period from March 1, 1995 (date of their initial public offering) through November 30, 1995, the Distributor received contingent deferred sales charges in connection with Investor B share redemptions as follows: Money Market Portfolio -- $0 and $0; U.S. Government Securities

Portfolio -- $3,640 and $135; Government and Corporate Bond Portfolio -- $4,258 and $1,246; Missouri Tax-Exempt Bond Portfolio -- $1,763 and $7; Growth and Income Equity Portfolio -- $30,345 and $209; Small Cap Equity Portfolio -- $7,267 and $253; International Equity Portfolio -- $5763 and $0; and Balanced Portfolio -- $1,216. For the period November 18, 1996 (commencement of operations) through November 30, 1996, the Distributor received $0 in contingent deferred sales charges in connection with Investor B Share Redemption of the National Municipal Bond Portfolio. All such amounts were assigned to MVA pursuant to the financing arrangement between the Distributor and MVA described below under "The Plans -- Distribution and Services Plans."

                 The following table shows all sales charges, commissions and other compensation received by the Distributor directly or indirectly from the Fund's Portfolios during the fiscal year ended November 30, 1996:

                                                                                Brokerage
                                                                             Commissions in
                               Net Underwriting       Compensation on        Connection with
                                Discounts and         Redemption and            Portfolio              Other
  Portfolio                     Commissions(1)         Repurchase(2)           Transactions       Compensation(3)
  ---------                    ----------------       ----------------       ---------------      ---------------
  Treasury Money                    $0.00                  $0.00                  $0.00                 $0.00
    Market

  Money Market                      $0.00                $416.00                  $0.00                 $0.00

  Tax-Exempt Money                  $0.00                  $0.00                  $0.00                 $0.00
    Market

  U.S. Government                 $125.99                  $0.00                $125.99                 $0.00
    Securities

  Government &                      $0.00                 $10.78                  $0.00               $171.00
    Corporate Bond

  Short-Intermediate                $0.00                  $0.00                  $0.00                 $0.00
    Municipal

  Missouri Tax-                   $416.00                  $0.00                $416.00               $968.00
    Exempt Bond

  National Municipal Bond           $0.00                  $0.00                  $0.00                 $0.00

  Growth & Income                $1850.34                $729.33              $1,850.34             $2,343.00
    Income Equity

  Small Cap Equit                 $192.00                 $73.77                $192.00             $1,453.00

                                                                                Brokerage
                                                                             Commissions in
                               Net Underwriting       Compensation on        Connection with
                                Discounts and         Redemption and            Portfolio              Other
  Portfolio                     Commissions(1)         Repurchase(2)           Transactions       Compensation(3)
  ---------                   -----------------       -----------           ----------------      ------------
  International                     $1.00                  $3.92                  $1.00              $1,105.00
    Equity

  Balanced                         $92.00                 $21.56                 $92.00                $235.00


_________________________

(1) Represents amounts received from front-end sales charges on Investor A Shares and commissions received in connection with sales of Investor B Shares.
(2) Represents amounts received from contingent deferred sales charges on Investor B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Investor B Shares. All such amounts were assigned to MVA pursuant to the financing arrangements between the Distributor and MVA described below.
(3) Represents payments made under the Administrative Services Plans and Distribution and Services Plans that have been adopted by the Fund (see discussion below).
(4) The Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios had not commenced operations as of November 30, 1996.


THE PLANS

                 DISTRIBUTION AND SERVICES PLANS. As described in the Prospectuses, the Fund has adopted separate Distribution and Services Plans with respect to Investor A and Investor B Shares of the Portfolios pursuant to the 1940 Act and Rule 12b-1 thereunder. Any material amendment to either of these Plans or arrangements with the Distributor or Service Organizations (which may include affiliates of the Fund's Adviser) must be approved by a majority of the Board of Directors, including a majority of the directors who are not "interested persons" of the Fund as defined in the 1940 Act and have no direct or indirect financial interest in such arrangements (the "Disinterested Directors") and by a majority of the Investor A Shares or Investor B Shares, respectively, of the Portfolio. Pursuant to the Plans, the Fund may enter into Servicing Agreements with broker-dealers and other organizations ("Servicing Agreements") that purchase Investor A or Investor B Shares of a Portfolio. The Servicing Agreements provide that the Servicing Organizations will render certain shareholder administrative support services to their customers who are the record or beneficial owners of Investor A or Investor B Shares. Services provided pursuant to the Servicing Agreements may include such services as providing information periodically to customers showing their positions in Investor A or Investor B Shares and monitoring services for their customers who have invested in Investor A or Investor B Shares, including the operation of telephone lines for daily quotations of return information.

                 Service Organizations and other broker/dealers receive commissions from the Distributor for selling Investor B Shares, which are paid at the time of the sale. These commissions approximate the commissions payable with respect to sales of Investor A Shares. The distribution fees payable under the Distribution and Services Plan for Investor B Shares (at an annual rate of .75%) are intended to cover the expense to the Distributor of paying such up-front commissions, and the contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Investor B Shares are redeemed prior to the expiration of the eight year period, after which Investor B Shares automatically convert to Investor A Shares. To provide funds for the payment of up-front sales commissions, the Distributor has entered into an agreement with MVA pursuant to which MVA provides funds for the payment of commissions and other fees payable to Service Organizations and broker/dealers who sell Investor B Shares. Under the terms of that agreement, the Distributor has assigned to MVA the fees which may be payable from time to time to the Distributor under the Distribution and Services Plan for Investor B Shares and the contingent deferred sales charges payable to the Distributor with respect to Investor B Shares.

                 ADMINISTRATIVE SERVICES PLANS. As stated in the applicable Prospectuses, separate Administrative Services Plans have been adopted with respect to Trust shares and Institutional shares of the Portfolios. Pursuant to each Plan and the Distribution and Services Plans described above, the Fund may enter into Servicing Agreements with banks, trust departments, and other financial institutions ("Trust Servicing Agreements") and with broker-dealers and other organizations ("Servicing Agreements") that purchase Trust shares, Institutional shares, Investor A Shares or Investor B Shares of a Portfolio, respectively. The Servicing Agreements provide that the Service Organizations will render certain shareholder administrative support services to their customers who are the record or beneficial owners of Trust Shares, Institutional shares, Investor A Shares or Investor B Shares, respectively. Services provided pursuant to the Servicing Agreements may include some or all of the following services: (i) processing dividend and distribution payments from the Portfolios on behalf of customers; (ii) providing information periodically to customers showing their positions in Trust, Institutional, Investor A Shares or Investor B Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by the particular Service Organization; (v) providing sub-accounting with respect to shares owned of record or beneficially by customers or the information necessary for sub-accounting; (vi) as required by law, forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding Servicing Agreements or the related Plan; (viii) aggregating and processing purchase, redemption, and exchange requests from customers and placing net purchase and redemption orders with the Fund's Distributor; (ix) providing customers with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (x) maintaining records relating to each customer's share transactions; or (xi) other similar services if requested by the Fund and permitted by law. In addition, Service Organizations may also provide dedicated facilities and equipment in various local locations to serve the needs of investors, including walk-in facilities, 800 numbers, and communication systems to handle shareholder inquiries, and in connection with such facilities, provide on-site management personnel and monitoring services for their customers who have invested in Investor A or Investor B Shares, including the operation of telephone lines for daily quotations of return information.

                 For the fiscal year or period ended November 30, 1996, pursuant to the Distribution and Services Plan for Investor A Shares, the Portfolios (other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios, which had not commenced operations as of November 30, 1996) were charged the following amounts:

               DISTRIBUTION AND SERVICES PLAN - INVESTOR A SHARES

                                                                        AMOUNT PAID                             AMOUNT PAID
                                                                          TO THE           AMOUNT PAID         TO AFFILIATES
  PORTFOLIOS                                      TOTAL CHARGED         DISTRIBUTOR          TO MVA               OF MVA
  ----------                                      -------------         -----------        -----------         -------------
  Tax-Exempt Money Market                            $24,086                  $0                 $0                 $1,266

  Treasury Money Market                               $9,337                  $0                 $0                 $1,627

  Money Market                                      $177,403                  $0                 $0                $15,254

  Government & Corporate Bond                        $15,982                $171                 $0                $13,764

  Missouri Tax-Exempt Bond                           $49,325                $968                 $0                $25,344

  National Municipal Bond                                 $0                  $0                 $0                     $0

  Growth & Income Equity                             $93,577              $2,342                 $0               $570,505

  Small Cap Equity                                   $40,775              $1,453                 $0                $21,908

  International Equity                                $6,144              $1,105                 $0                 $2,047

  Balanced                                           $24,704                $235                 $0                $19,050

  U.S. Government Securities                         $22,999                $449                 $0                $18,329

                 All amounts paid under the Distribution and Services Plan for Investor A Shares for the fiscal year/period ended

November 30, 1996 were attributable to payments to broker-dealers. For the fiscal year ended November 30, 1996, no brokers of record waived fees.

                 For the fiscal year ended November 30, 1996, pursuant to the Distribution and Services Plan for Investor B Shares of the CDSC Portfolios, the CDSC Portfolios (other than the Equity Income Portfolio, which had not commenced operations as of November 30, 1996) were charged the following amounts:

               DISTRIBUTION AND SERVICES PLAN - INVESTOR B SHARES

                                                                        AMOUNT PAID                             AMOUNT PAID
                                                                          TO THE           AMOUNT PAID         TO AFFILIATES
  PORTFOLIOS                                      TOTAL CHARGED         DISTRIBUTOR          TO MVA                OF MVA
  ----------                                      -------------         -----------        -----------         -------------
  Treasury Money Market                              $2,321                 $0                  $0                 $2,321

  Money Market                                         $928                 $0                  $0                   $928

  Tax-Exempt Money Market

  U.S. Government Securities                             $0                 $0                  $0                     $0

  Government & Corporate Bond                        $3,184                 $0                  $0                 $3,184

  Short-Intermediate Municipal                           $0                 $0                  $0                     $0

  Missouri Tax-Exempt Bond                           $5,815                 $0                  $0                 $5,815

  National Municipal Bond                                $0                 $0                  $0                     $0

  Growth & Income Equity                            $20,870                 $0                  $0                $20,870

  Small Cap Equity                                   $9,440                 $0                  $0                 $9,440

  International Equity                               $2,543                 $0                  $0                 $2,543

  Balanced                                           $1,988                 $0                  $0                 $1,988

                 For the fiscal year or period ended November 30, 1996, pursuant to the Administrative Services Plan for Trust Shares, the Portfolios (other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios which had not commenced operations as of November 30,
1996) were charged the following amounts:


                  ADMINISTRATIVE SERVICES PLAN - TRUST SHARES

                                                                         AMOUNT PAID                               AMOUNT PAID
                                                                            TO THE            AMOUNT PAID         TO AFFILIATES
  PORTFOLIOS                                      TOTAL CHARGED         ADMINISTRATOR           TO MVA                OF MVA
  ----------                                      -------------         -------------         -----------         -------------
  Treasury Money Market                             $151,479                   $0                   $0               $151,479

  Money Market                                      $565,091                   $0                   $0               $517,174

  Tax-Exempt Money Market                            $19,823                   $0                   $0                $19,823

  U.S. Government Securities                              $0                   $0                   $0                     $0

  Government & Corporate Bond                           $157                   $0                   $0                   $157

  Short-Intermediate Municipal                           $0                    $0                   $0                     $0

  Missouri Tax-Exempt Bond                               $0                    $0                   $0                     $0

  National Municipal Bond                                $0                    $0                   $0                     $0

  Growth & Income Equity                               $546                    $0                   $0                   $546

  Small Cap Equity                                       $0                    $0                   $0                     $0

  International Equity                                   $0                    $0                   $0                     $0

  Balanced                                              $40                    $0                   $0                    $40

                 For the fiscal year ended November 30, 1996, pursuant to the Administrative Services Plan for Institutional shares, the Portfolios (other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios which had not commenced operations as of November 30, 1996) paid the following amounts:


              ADMINISTRATIVE SERVICES PLAN - INSTITUTIONAL SHARES


                                                                         AMOUNT PAID                               AMOUNT PAID
                                                                            TO THE            AMOUNT PAID         TO AFFILIATES
  PORTFOLIOS                                      TOTAL CHARGED         ADMINISTRATOR            TO MVA              OF MVA
  ----------                                      -------------         -------------         -----------         -------------
  Treasury Money Market                              $13,166                  $0                   $0                $13,166

  Money Market                                       $49,165                  $0                   $0                $49,165

                                                                         AMOUNT PAID                               AMOUNT PAID
                                                                            TO THE            AMOUNT PAID         TO AFFILIATES
  PORTFOLIOS                                      TOTAL CHARGED         ADMINISTRATOR            TO MVA              OF MVA
  ----------                                      -------------         -------------         -----------         -------------
  U.S. Government Securities                          $4,441                  $0                   $0                 $4,441

  Government & Corporate Bond                        $34,976                  $0                   $0                $34,976

  Growth & Income Equity                            $157,199                  $0                   $0               $157,199

  Small Cap Equity                                   $66,514                  $0                   $0                $66,514

  International Equity                               $11,858                  $0                   $0                $11,858

  Balanced                                          $133,169                  $0                   $0                133,969

                 For the fiscal year ended November 30, 1996, the Administrator, MVA and/or various service organizations waived no fees with respect to the Administrative Services Plans.

                 OTHER PLAN INFORMATION. The Board of Directors has approved each Plan and its respective arrangements with the Distributor, Service Organizations and broker-dealer based on information provided by the Fund's service contractors that there is a reasonable likelihood that these Plans and arrangements will benefit the Portfolios and their shareholders. Pursuant to each Plan, the Board of Directors reviews, at least quarterly, a written report of the amounts of distribution fees and servicing fees expended pursuant to each Plan and the Service Organizations and the purposes for which the expenditures were made. So long as the Fund has one or more of the above described Plans in effect, the selection and nomination of the members of the Board of Directors who are not "interested persons" (as defined in the 1940
Act) of the Fund will be committed to the discretion of such Disinterested Directors.

                 Depending upon the terms governing the particular customer accounts, Service Organizations and other institutions may also charge their customers directly for cash management and other services provided in connection with the accounts, including, for example, account maintenance fees, compensating balance requirements, or fees based upon account transactions, assets, or income. An investor should therefore read the Prospectuses and this Statement of Additional Information in light of the terms of his or her account with a Service Organization, or other institution before purchasing shares of a Portfolio.

                 REGULATORY MATTERS. Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, or controlling the shares of a registered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling, or distributing securities such as Shares of the Portfolios. Such banking laws and regulations do not prohibit such a holding company or affiliate, or banks, from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing shares of such a company as agent for and upon the order of customers. Mercantile, MVA, Service Organizations that are banks or bank affiliates, and broker-dealers that are bank affiliates are subject to such laws and regulations, but believe they may perform the services for the Portfolios contemplated by their respective agreements, this Prospectus and the Statement of Additional Information without violating applicable banking laws and regulations. In addition, State Securities laws on this issue may differ from the interpretation of federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

         Should future legislative, judicial or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Portfolios and their shareholders, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is not expected that investors would suffer any adverse financial consequences as a result of any of these occurrences.

         If current restrictions preventing a bank from legally sponsoring, organizing, controlling or distributing Shares of an investment company were relaxed, Mercantile or an affiliate of Mercantile, would consider the possibility of offering to perform additional services for the Portfolios. It is not possible, of course, to predict whether or in what form such legislation might be enacted or the terms upon which Mercantile, or such an affiliate, might offer to provide such services.

         Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Servicing Agreement by a Portfolio to a financial intermediary in connection with the investment of fiduciary funds in a Portfolio's Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

                              INDEPENDENT AUDITORS

                  For the fiscal year or period ended November 30, 1996, KPMG Peat Marwick LLP, certified public accountants, with offices at Two Nationwide Plaza, Columbus, Ohio 43215-2577 served as independent auditors for the Fund. KPMG Peat Marwick LLP performs an annual audit of the Fund's financial statements. Reports of its activities are provided to the Fund's Board of Directors. The financial statements dated November 30, 1996, which are incorporated by reference into this Statement of Additional Information, have been audited by KPMG Peat Marwick LLP, whose report thereon is incorporated herein by reference.

                                    COUNSEL

                  Drinker Biddle & Reath LLP (of which W. Bruce McConnel, III, Secretary of the Fund, is a partner), Suite 1100, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496, is counsel to the Fund and will pass upon certain legal matters on its behalf.


                                  MISCELLANEOUS


                  As of May 3, 1997, Mercantile held of record 97.640% and 72.149% of the outstanding Institutional and Trust shares, respectively, in the Treasury Money Market Portfolio; 95.050% and 66.888% of the outstanding Institutional and Trust shares, respectively, in the Money Market Portfolio; 83.784% of the outstanding Trust shares in the Tax-Exempt Money Market Portfolio; 95.377% and 94.901% of the outstanding Institutional and Trust shares, respectively, in the U.S. Government Securities Portfolio; 99.990% of the outstanding Trust shares in the Intermediate Corporate Bond Portfolio; 96.384% and 98.821% of the outstanding Institutional and Trust shares, respectively, in the Government & Corporate Bond Portfolio; 96.130% of the outstanding Trust shares in the Short-Intermediate Municipal Portfolio; 99.222% of the outstanding Trust shares in the Missouri Tax- Exempt Bond Portfolio; 99.941% of the outstanding Trust shares in the National Municipal Bond Portfolio; 96.620% and 96.298% of the outstanding Institutional and Trust shares, respectively, in the Growth & Income Equity Portfolio; 99.574% and 49.263% of the outstanding Institutional and Trust shares, respectively, in the Small Cap Equity Portfolio; 95.774% and 93.914% of the outstanding Institutional and Trust shares, respectively, in the International Equity Portfolio; and 97.210% and 99.832% of the outstanding Institutional and Trust shares, respectively, in the Balanced Portfolio, as fiduciary or agent on behalf of its customers. Mercantile is a wholly owned subsidiary of Mercantile Bancorporation Inc., a Missouri corporation. Under the 1940 Act, Mercantile may be deemed to be a controlling person of the Fund.

                  As of the same date, the following institutions also owned of record 5% or more of the Treasury Money Market Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Hawaiian Trust Company Ltd., 783 Funds Accounting, P.O. Box 3170, Honolulu, HI 96802-3170 (17.907%); Investor A Shares - BHC Securities Inc., Attn: Cash Balance Sweep Dept., 1 Commerce Square, 11th Floor, 2005 Market Street, Philadelphia, PA 19103-0000 (43.519%); Mercantile Bank of St. Louis, NA Custodian Richard E. Crippa, Rollover IRA, 2948 Castleford Dr., Florissant, MO 63033-0000 (7.849%); St. Louis Regional Medical Center, Attn: Sharon Edison, 5535 Delmar Blvd., St. Louis, MO 63112 (40.561%).

                  As of the same date, the following institutions also owned of record 5% or more of the Money Market Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Hawaiian Trust Company Ltd., 783 Funds Accounting, P.O. Box 3170, Honolulu, HI 96802-3170 (14.947%); Investor A Shares - BHC Securities Inc., Attn: Cash Balance Sweep Dept., 1 Commerce Square, 11th Floor, 2005 Market St., Philadelphia, PA 19103-0000 (85.887%); Investor B Shares Mercantile Bank of St. Louis, NA Custodian Pheba A. Steinmeyer,

IRA, HC 3 Box 1266, Rocky Mt., MO 65072-9042 (5.482%); Alberta Buenemann and Ernie W. Buenemann Trust, Alberta Buenemann Revocable Living Trust, 1649 Sand Run Road, Troy, MO 63379 (7.366%); Mercantile Bank of St. Louis, NA Custodian Wayne D. Matheis, Rollover IRA, RR 2 Box 142, Russellville, MO 65074 (12.047%); Merlin R. Burke and Mary Alice Burke, 2516 Highland, Sedalia, MO 65301 (5.132%); Mercantile Bank of St. Louis, NA Custodian Edwin C. Hogrebe, IRA, 5537 Goethe, St. Louis, MO 63109 (5.006%); Homer R. Turner and Edna M. Turner Trust, Edna M. Turner Trust, 33409 E. Pink Hill Rd., Grain Valley, MO 64029 (7.827%).

                  As of the same date, the following institutions also owned of record 5% or more of the Tax-Exempt Money Market Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Mark Twain Bank, Trust Operations, P.O. Box 14259 A, St. Louis, MO 63178 (8.273%); Investor A Shares - BHC Securities Inc., Attn: Cash Balance Sweep Dept., 1 Commerce Square, 11th Floor, 2005 Market St., Philadelphia, PA 19103-0000 (95.953%).

                  As of the same date, the following institutions also owned of record 5% or more of the U.S. Government Securities Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (12.954%); Mercantile Bank of St. Louis, NA Custodian Edmund C. Albrecht, Jr., IRA, 236 Carlyle Lake Dr., St. Louis, MO 63141 (5.726%); Investor B Shares - BHC Securities Inc., FAO 24130191, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (11.978%); BHC Securities Inc., FAO 24275966, Attn:
Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (7.707%); BHC Securities Inc., FAO 24335526, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (6.199%).

                  As of the same date, the following institutions also owned of record 5% or more of the Intermediate Corporate Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares
- BISYS Fund Services OH Inc., Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.00%); Investor A Shares - BISYS Fund Services OH Inc., Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.00%).

                  As of the same date, the following institutions also owned of record 5% or more of the Bond Index Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares - BISYS Fund Services OH Inc., Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.00%); Investor A Shares - Mary Ann Butler and

Pamela Butler Masson, 100 Choctaw Place, Mandeville, LA 70471- 0000 (48.655%); Kathyrn Koenig Smith, Ed Jones Account, 876 Lariat Loop, Galt, CA 95632-8378 (46.003%).

                  As of the same date, the following institutions also owned of record 5% or more of the Government & Corporate Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (13.165%); Mercantile Bank of St. Louis, NA Custodian Eugene F. Tucker, IRA Rollover, 70 Berkshire, St. Louis, MO 63117 (6.016%); Investor B Shares - Mercantile Bank of St. Louis, NA Custodian Gerald
C. Pasch, IRA, 2817 Duncan, St. Joseph, MO 64507 (5.584%); BHC Securities Inc., FAO 24294267, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103 (5.001%); Mercantile Bank of St. Louis, NA Custodian Wayne D. Matheis, Rollover IRA, RR 2 Box 142, Russelville, MO 65074 (7.168%); BHC Securities Inc., FAO 24297770, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (10.590%); BHC Securities Inc., FAO 24337035, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (5.758%).

                  As of the same date, the following institutions also owned of record 5% or more of the Short-Intermediate Municipal Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - Audrey Fredrick Borchardt c/o/ Prudential Securities, P.O. Box 7, Camp Hill, PA 17001-0000 (73.669%); Laurie Baker Noble c/o A G Edwards & Sons, Inc., P.O. Box 14985, St. Louis, MO 63178-0000 (12.727%); Lane P. Baker and
Madelynn A. Baker, P.O. Box 979, Essex, CT 06426-0000 (12.714%).

                  As of the same date, the following institutions also owned of record 5% or more of the Missouri Tax-Exempt Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (33.172%); Investor B Shares - BHC Securities Inc., FAO 24293705, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103 (5.292%); BHC Securities Inc., FAO 24126820, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (6.644%); BHC Securities Inc., FAO 2429054,
Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (11.334%); BHC Securities Inc., FAO 24286677, Attn:
Mutual Funds Dept., 1 Commerce Square, Suite 1200, Philadelphia, PA 19103 (6.818%); Corelink Financial, Inc., P.O. Box 4054, Concord, CA 94524 (24.390%).

                  As of the same date, the following institutions also owned of record 5% or more of the National Municipal Bond Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - Audrey Fredrick Borchardt c/o Prudential Securities, 2030 North Providence Rd., Media PA 19063 (32.577%); Lane P. Baker and Madelynn A. Baker, P.O. Box 979, Essex, CT 06426-0000 (7.312%); Laurie Baker Noble c/o A G Edwards & Sons, Inc., P.O. Box 14985, St. Louis, MO 63178-0000 (7.312%); Gail P. Ruga, Stifel Nicolaus & Co., Inc., 500 North Broadway, St. Louis , MO 63102 (16.581%); Kim P. Wheeler, Stifel Nicolaus & Co., Inc., 500 North Broadway, St. Louis, MO 63102 (16.581%); BHC Securities Inc., Trade House Account, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (18.997%); Investor B Shares - BISYS Fund Services OH Inc., Seed Account, 3435 Stelzer Rd., Suite 1000, Columbus, OH 43219-0000 (100.00%).

                  As of the same date, the following institutions also owned of record 5% or more of the Equity Income Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares - BISYS Fund Services OH Inc., Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.00%); Investor A Shares - Mary Helen Schaeffer, 5801 Quantrell Ave., No. L3, Alexandria, VA 22312 (13.654%); Mary Ann Butler and Pamela Butler Masson, 100 Choctaw Place, Mandeville, LA 70471-0000 (83.877%); Investor B Shares - BISYS Fund Services OH, Inc., Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (14.751%); Corelink Financial Inc., P.O. Box 4054, Concord, CA 94524 (85.248%).

                  As of the same date, the following institutions also owned of record 5% or more of the Equity Index Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Institutional Shares - BISYS Fund Services, Att: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (100.000%); Investor A Shares - Walter B. Grimm, 5425 Stockton Ct., Powell, OH 43065-0000 (50.000%); BISYS Fund Services, Attn: Admin. & Regulatory Services, 3435 Stelzer Rd., Columbus, OH 43219 (50.000%).

                  As of the same date, the following institutions also owned of record 5% or more of the Growth & Income Equity Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (37.224%).

                  As of the same date, the following institutions also owned of record 5% or more of the Small Cap Equity Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - State Street Bank & Trust Co., Trust Pioneer Hi-Bred International Savings Plan Trust, 1 Enterprise

Dr., Mail Stop D13, North Quincy, MA 02171 (16.635%); Boatmens Trust Co., Trust Carpenters Pension Trust Fund, Attn: William Grayson, 100 N. Broadway, St. Louis, MO 63102-0000 (7.598%); American Bar Endowment, 750 N. Lake Shore Dr., Chicago, IL 60611 (7.086); Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103-0000 (41.916%).

                  As of the same date, the following institutions also owned of record 5% or more of the International Equity Portfolio's outstanding shares as fiduciary or agent on behalf of their customers: Trust Shares - Boat & Co., P.O. Box 14737, St. Louis, MO 63178-4737 (5.886%); Investor A Shares - BHC Securities Inc., Trade House Account, 2005 Market St., Philadelphia, PA 19103-0000 (44.045%); Frances Dakers, 200 E. 89th St. 28D, New York, NY 10128 (12.070%).

                  As of the same date, the following institutions also owned of record 5% or more of the Balanced Portfolio's outstanding share as fiduciary or agent on behalf of their customers: Investor A Shares - BHC Securities Inc., Trade House Account, Attn: Mutual Fund Dept., 1 Commerce Square 2005 Market St., Philadelphia, PA 19103-0000 (19.395%); Mercantile Bank of St. Louis, NA Custodian Robert W. Davis, Rollover IRA, 818 Broadway, Elsberry, MO 63343 (5.065%); Investor B Shares Mercantile Bank of St. Louis, NA Custodian Edmund Frances Codr, Rollover IRA, 2820 S. 42nd St., St. Joseph, MO 64503 (6.146%); BHC Securities Inc., FAO 24176688, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103 (9.906%); BHC Securities Inc., FAO 24123548,
Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Philadelphia, PA 19103 (5.102%); Mercantile Bank of St. Louis, NA Custodian David J. Neumann, IRA, 2330 Goff Ave., St. Joseph, MO 64505 (5.319%); BHC Securities Inc., FBO 24273057, Attn: Mutual Funds Dept., 1 Commerce Square, 2005 Market St., Suite 1200, Philadelphia, PA 19103 (6.787%); Mercantile Bank of St. Louis, NA Custodian Richard Dell Woods, SEP IRA, 3114 Pickett Rd., St. Joseph, MO 64503 (7.741%); Mercantile Bank of St. Louis, NA Custodian Gerald C. Pasch, IRA, 2817 Duncan, St. Joseph, MO 64507 (6.442%).


                  On the basis of information received from these institutions, the Fund believes that substantially all of the shares owned of record were also beneficially owned by these institutions because they possessed or shared voting or investment power with respect to such shares on behalf of their underlying accounts.

                              FINANCIAL STATEMENTS

                 The unaudited financial statements for the National Municipal Bond Portfolio for the Period December 1, 1996 through March 31, 1997 are included in this Statement of Additional Information.

                 The Fund's Annual Report to Shareholders for the fiscal year or period ended November 30, 1996 has been filed with the Securities and Exchange Commission. The financial statements in such Annual Report (the "Financial Statements") are incorporated by reference into this Statement of Additional Information. The Financial Statements included in such Annual Report have been audited by the Fund's independent accountants, KPMG Peat Marwick LLP, whose report thereon also appears in such Annual Report and is incorporated herein by reference. The Financial Statements in such Annual Report have been incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   APPENDIX A


COMMERCIAL PAPER RATINGS

                 A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

                 "A-1" - Issue's degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

                 "A-2" - Issue's capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

                 "A-3" - Issue has an adequate capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes and circumstances than an obligation carrying a higher designation.

                 "B" - Issue has only a speculative capacity for timely payment.

                 "C" - Issue has a doubtful capacity for payment.

                 "D" - Issue is in payment default.


                 Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The following summarizes the rating categories used by Moody's for commercial paper:

                 "Prime-1" - Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

                 "Prime-2" - Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

                 "Prime-3" - Issuer or related supporting institutions have an acceptable capacity for repayment of short-term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

                 "Not Prime" - Issuer does not fall within any of the Prime rating categories.


                 The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

                 "D-1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

                 "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

                 "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

                 "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

                 "D-3" - Debt possesses satisfactory liquidity, and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

                 "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

                 "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


                 Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

                 "F-1+" - Securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                 "F-1" - Securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                 "F-2" - Securities possess good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

                 "F-3" - Securities possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

                 "F-S" - Securities possess weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

                 "D" - Securities are in actual or imminent payment default.

                 Fitch may also use the symbol "LOC" with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.


                 Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal or interest of unsubordinated instruments having a maturity of one year or less which is issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the ratings used by Thomson BankWatch:

                 "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

                 "TBW-2" - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

                 "TBW-3" - This designation represents the lowest investment grade category and indicates that while the debt is more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

                 "TBW-4" - This designation indicates that the debt is regarded as non-investment grade and therefore speculative.


                 IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for short-term debt ratings:

                 "A1+" - Obligations supported by the highest capacity for timely repayment.

                 "A1" - Obligations are supported by a strong capacity for timely repayment.

                 "A2" - Obligations are supported by a satisfactory capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                 "A3" - Obligations are supported by a satisfactory capacity for timely repayment. Such capacity is more susceptible to adverse changes in business, economic or financial conditions than for obligations in higher categories.

                 "B" - Obligations for which the capacity for timely repayment is susceptible to adverse changes in business, economic or financial conditions.

                 "C" - Obligations for which there is an inadequate capacity to ensure timely repayment.

                 "D" - Obligations which have a high risk of default or which are currently in default.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

                 The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

                 "AAA" - This designation represents the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

                 "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.

                 "A" - Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

                 "BBB" - Debt is regarded as having an adequate capacity to pay interest and repay principal. Whereas such issues normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

                 "BB," "B," "CCC," "CC" and "C" - Debt is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                 "BB" - Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating


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category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

                 "B" - Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

                 "CCC" - Debt has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

                 "CC" - This rating is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

                 "C" - This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

                 "CI" - This rating is reserved for income bonds on which no interest is being paid.

                 "D" - Debt is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S & P believes such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

                 PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                 "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.


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         The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

                 "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                 "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                 "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

                 "Baa" - Bonds considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                 "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" represents a poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

                 Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes


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probable credit stature upon completion of construction or elimination of basis of condition.

                 Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from "Aa" to "B" in its bond rating system. The modifier 1 indicates that the issuer ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks at the lower end of its generic rating category.

                 The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

                 "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                 "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                 "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                 "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

                 "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

                 To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

                 The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:


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
                 "AAA" - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                 "AA" - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

                 "A" - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                 "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

                 "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D" - Bonds that possess one of these ratings are considered by Fitch to be speculative investments. The ratings "BB" to "C" represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation.

                 To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "C" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.

                 IBCA assesses the investment quality of unsecured debt with an original maturity of more than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for long-term debt ratings:

                 "AAA" - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of


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
principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

   "AA" - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

   "A" - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

   "BBB" - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in higher categories.

   "BB," "B," "CCC," "CC," and "C" - Obligations are assigned one of these ratings where it is considered that speculative characteristics are present. "BB" represents the lowest degree of speculation and indicates a possibility of investment risk developing. "C" represents the highest degree of speculation and indicates that the obligations are currently in default.

   IBCA may append a rating of plus (+) or minus (-) to a rating to denote relative status within major rating categories.


   Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

   "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

   "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

   "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

   "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

   "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

   "D" - This designation indicates that the long-term debt is in default.

   PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


MUNICIPAL NOTE RATINGS

   A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

   "SP-1" - The issuers of these municipal notes exhibit very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.

   "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest.

   "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


   Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable

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
Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

   "MIG-1"/"VMIG-1" - Loans bearing this designation are of the best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

   "MIG-2"/"VMIG-2" - Loans bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.

   "MIG-3"/"VMIG-3" - Loans bearing this designation are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

   "MIG-4"/"VMIG-4" - Loans bearing this designation are of adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.

   "SG" - Loans bearing this designation are of speculative quality and lack margins of protection.

   Fitch and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

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
                                   APPENDIX B


   The U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios may enter into futures contracts and options for hedging purposes in furtherance of their respective investment objectives as stated in the Prospectuses. Such transactions are described further in this Appendix.

I.   Interest Rate Futures Contracts.

   Use of Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly
predictable relationships.   Accordingly, each Portfolio may use interest rate
futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

   Each Portfolio presently could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Portfolio, through using futures contracts. A Portfolio would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. A Portfolio would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, for example,


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
shorter-term securities whose yields are greater than those available on long-term bonds.

   Description of Interest Rate Futures Contracts. An interest rate futures contract sale would create an obligation by the Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Portfolio, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

   Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by the Portfolio's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Portfolio is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Portfolio pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the Portfolio's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Portfolio realizes a gain, and if the purchase price exceeds the offsetting sale price, the Portfolio realizes a loss.

   Interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade and the Chicago Mercantile Exchange. A Portfolio would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

   A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage-backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Portfolios may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments.

II.   Stock Index Futures Contracts.

   A stock index assigns relative values to the stocks included in the index and the index fluctuates with changes in the market values of the stocks included. Some stock index futures contracts are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

   A Portfolio will sell stock index futures contracts in order to offset a decrease in market value of its portfolio securities that might otherwise result from a market decline. The Portfolio may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, the Portfolio will purchase stock index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, the Portfolio will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

   In addition, the Portfolio may utilize stock index futures contracts in anticipation of changes in the composition of its portfolio holdings. For example, in the event that the Portfolio expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. The Portfolio may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the portfolio will decline prior to the time of sale.


III.  Futures Contracts on Foreign Currencies.

   A futures contract on foreign currency creates a binding obligation on one party to deliver, and a corresponding obligation on another party to accept delivery of, a stated quantity of a foreign currency, for an amount fixed in U.S. dollars. Foreign currency futures may be used by a Portfolio to hedge against exposure to fluctuations in exchange rates between the U.S. dollar and other currencies arising from multi-national transactions.

IV.  Margin Payments.

   Unlike when a Portfolio purchases or sells a security, no price is paid or received by the Portfolio upon the purchase or sale of a futures contract. Initially, the Portfolio will be required to deposit with the broker or in a segregated account with the Fund's custodian an amount of cash or cash equivalents, the value of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Portfolio upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-market. For example, when a Portfolio has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Portfolio will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where a Portfolio has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Portfolio would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Portfolio, and the Portfolio realizes a loss or gain.

V.  Other Hedging Transactions.

   Although noted above, none of the Portfolios presently intend to use interest rate futures contracts and stock index and foreign currency futures contracts (and related options) in connection with their hedging activities. Nevertheless, each of these Portfolios is authorized to enter into hedging transactions in any other futures or options contracts which are currently traded or which may subsequently become available for trading. Such instruments may be employed in connection with the Portfolios' hedging strategies if, in the judgment of the adviser, transactions therein are necessary or advisable.

VI.  Accounting Treatment.

   Accounting for futures contracts and options will be in accordance with generally accepted accounting principles.